EXECUTION COPY
COFINA FUNDING, LLC,
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

BASE INDENTURE
Dated as of August 10, 2005

Cofina Variable Funding Asset Backed Notes
(Issuable in Series)

     BASE INDENTURE, dated as of August 10, 2005, between COFINA FUNDING LLC, a Delaware limited liability company, as issuer (the “Issuer”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee.
W I T N E S S E T H:
     WHEREAS, the Issuer has duly executed and delivered this Indenture to provide for the issuance from time to time of one or more series of Notes, issuable as provided in this Indenture; and
     WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Issuer, enforceable in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;
     NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders and any Enhancement Provider as follows:
GRANTING CLAUSE
     The Issuer hereby grants to the Trustee on the Initial Closing Date, for the benefit of the Noteholders, each “Indemnified Party” and “Affected Party” (each as defined in the applicable Note Purchase Agreement”), and each Enhancement Provider (the “Secured Parties”), to secure the Issuer Obligations, a first priority lien on and security interest in all of the Issuer’s right, title and interest in, to and under all of the assets of the Issuer, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, including, without limitation and without duplication: (a) all investment property in which the Issuer has an interest, all of the Issuer’s cash and currency, accounts, chattel paper, instruments, general intangibles, deposit accounts, inventory, goods, documents, letter of credit rights and all other personal property of the Issuer; (b) the Receivables acquired or purported to be acquired by the Issuer under the Purchase Agreement; (c) all Collections; (d) all Related Security; (e) the Collection Account, the Spread Maintenance Account, any Investor Account, any Series Account and any other account maintained by the Trustee for the benefit of the Secured Parties of any Series of Notes (each such account, a “Trust Account”), all monies from time to time deposited therein and all investment property from time to time credited thereto; (f) all certificates and instruments, if any, representing or evidencing any or all of the Trust Accounts or the funds on deposit therein from time to time; (g) all Permitted Investments made at any time and from time to time with moneys in the Trust Accounts or any subaccount thereof (including income on such investments, unless otherwise specified in a Series Supplement); (h) to the extent set forth in the Series Supplement for a Series, any Enhancement; (i) all monies available under or pursuant to any Enhancement to be provided for any Series for payment to the Noteholders of such Series; (j) the Issuer’s rights, powers and benefits, but none of its obligations or burdens, under the Servicing Agreement, the Purchase and Contribution Agreement (including, without limitation, all rights to require the repurchase of Receivables) and the Purchase Agreement (including, without limitation, all rights to require the repurchase of Receivables); (k) all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by the Issuer or by anyone on its behalf; and (l) all present and future claims, demands, causes and choses in action and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of all of the foregoing and the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, general intangibles, insurance proceeds, investment property, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate”).
     The foregoing Grant is made in trust to secure the Issuer Obligations, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.
     The Trustee, for the benefit of the Secured Parties, hereby acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and the lien on and security interest in the Trust Estate conveyed by the Issuer pursuant to the Grant, declares that it shall maintain such right, title and interest, upon the trust set forth herein, for the benefit of all Secured Parties and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Secured Parties may be adequately and effectively protected.
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.1. Definitions. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the following meanings:
     “Acceptable” means, with respect to any Receivable, one with a UCS Score of A1, A2 or A3 in accordance with the Credit Manual.
     “Accrued Facility Costs” means, on any Business Day, the aggregate of (a) the Trustee Fees and Expenses due and payable with respect to the current Settlement Period and any prior Settlement Period (to the extent unpaid), (b) the Servicing Fee due and payable with respect to the current Settlement Period and any prior Settlement Period (to the extent unpaid), (c) the Premium payments due and payable with respect to the current Settlement Period and any prior Settlement Period (to the extent unpaid), (d) the custodian fees due and payable with respect to the current Settlement Period and any prior Settlement Period (to the extent unpaid), (e) any amounts due and payable with respect to the current Settlement Period and any prior Settlement Period (to the extent unpaid) under all Interest Rate Hedge Agreements, (f) the Interest Payments due and payable with respect to the current Settlement Period and any prior Settlement Period, (g) Scheduled Principal Payment Amounts due and payable with respect to the current Settlement Period and any prior Settlement Period (to the extent unpaid), (h) Supplemental Principal Payment Amounts due and payable with respect to the current Settlement Period and any prior Settlement Period (to the extent unpaid) and (i) all other fees, expenses and indemnities due and payable by the Issuer under the Transaction Documents with respect to the current Settlement Period and any prior Settlement Period (to the extent unpaid). To the extent amounts “due and payable” hereunder cannot be calculated because they cannot yet be determined, such amounts will be deemed to be equal to 120% of the corresponding amount due and payable on the most recent Settlement Date.
     “Advance Percentage” means 85%.
     “Adverse Claim” shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than a Permitted Encumbrance.
     “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise. A Person shall be presumed to be an Affiliate of another Person where (a) such Person beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interests in such designated Person; or (b) such designated Person beneficially owns or holds 10% or more of any class of voting securities in such Person or such designated Person beneficially owns or holds 10% or more of the equity interests in such Person.
     “Agent” means any Transfer Agent and Registrar or Paying Agent.
     “Amortization Commencement Date” means, with respect to a Series of Notes, the date on which an Early Amortization Event for such Series is deemed to have occurred pursuant to Section 9.1 or the start of the Amortization Period with respect to such Series of Notes.
     “Amortization Period” means, with respect to any Series of Notes, or any Class within a Series, the period following the Revolving Period (as defined in any related Series Supplement) which shall be any of the Controlled Amortization Period, Principal Amortization Period or the Rapid Amortization Period, each as defined in the applicable Series Supplement.
     “Applicants” shall have the meaning specified in Section 4.2(b).
     “Authorized Newspaper” shall mean a newspaper of general circulation in the Borough of Manhattan, the City of New York printed in the English language (or, with respect to any Series, any additional city specified in the Series Supplement for such Series) and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.
     “Available Distribution Amount” For any Settlement Date, an amount equal to the sum (without duplication) of (i) the Collections received by the Issuer or the Servicer during the immediately preceding Monthly Period, (ii) all amounts received by the Issuer pursuant to any Interest Rate Hedge Agreement with respect to such Settlement Date, (iii) Deemed Collections received by the Issuer with respect to the immediately preceding Monthly Period, (iv) amounts deposited in the Collection Account from the Spread Maintenance Account representing funds in excess of the amount required to be on deposit therein, (v) any earnings on Permitted Investments in the Collection Account or the Spread Maintenance Account to the extent that such earnings were earned with respect to such account during the related Monthly Period, and (vi) funds deposited to the Collection Account and treated as Investment Earnings that were earned during the related Monthly Period in accordance with Section 5.3(f).
     “Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.
     “Base Indenture” means this Base Indenture, dated as of August 10, 2005 between the Issuer and the Trustee, as amended, restated, modified or supplemented from time to time in accordance with the Transaction Documents, exclusive of any Series Supplements.
     “Bearer Notes” shall have the meaning specified in Section 2.1.
     “Bearer Rules” shall mean the provisions of the Code, in effect from time to time, governing the treatment of bearer obligations, including without limitation sections 163(f), 165(j), 871, 881, 1287(a), 1441, 1442 and 4701.
     “Benefit Plan” shall mean any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Issuer, any Seller or any ERISA Affiliate of the Issuer or any Seller is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.
     “Book-Entry Notes” means beneficial interests in Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency or a Foreign Clearing Agency as described in Section 2.16; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.
     “Book Value” means the value of an Obligor’s assets as calculated by the Servicer in accordance with the Credit Manual using such Obligor’s most recent fiscal year end financial statements received by the Servicer.
     “Borrowing Base” means, at any time, (a) the product of the Receivable Balances of all Eligible Loans multiplied by the Advance Percentage minus (b) the sum of the Concentration Overage Amount and the Credit Reserve.
     “Borrowing Base Deficiency” shall be deemed to exist if, at any time, (a) the sum of the aggregate outstanding principal balance of all Notes of all Series minus all Collections on deposit in the Collection Account and the Settlement Account at such time in excess of the amount of all Accrued Facility Costs at such time exceeds (b) the Borrowing Base.
     “Business Day” means, unless otherwise specified in a Series Supplement, any day that DTC is open for business at its office in New York City and any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the State of Minnesota generally or the City of New York are authorized or obligated by law, executive order or governmental decree to be closed; provided, however, that the term “Business Day,” when used in connection with a rate of interest determined by reference to the prevailing rates for eurodollar deposits in the London interbank market, shall also exclude any day on which dealings are not carried out in the London interbank market or on which banks are closed for business in London, England.
     “Business Taxes” shall mean any Federal, state or local income taxes or taxes measured by income, property taxes, excise taxes, franchise taxes or similar taxes.
     “Capitalized Lease” of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
     “Certificated Security” means a “certificated security” within the meaning of the applicable UCC.
     “CFA” means Cenex Finance Association, Inc., a Minnesota corporation.
     “CHS” means CHS Inc., a Minnesota corporation.
     “Class” means, with respect to any Series, any one of the classes of Notes of that Series as specified in the related Series Supplement.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto.
     “Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.
     “Clearstream, Luxembourg” means Clearstream Banking, société anonyme.
     “Closing Date” means the Initial Closing Date or any Series Closing Date.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
     “Cofina” means Cofina Financial, LLC, a Minnesota limited liability company.
     “Cofina Officer’s Certificate” shall mean a certificate signed by any Responsible Officer of the Issuer, a Seller or the Servicer, as the case may be, and delivered to the Trustee.
     “Collateral Interests” shall have the meaning, if any, with respect to any Series, specified in the related Series Supplement.
     “Collection Account” shall have the meaning specified in Section 5.3(b).
     “Collections” shall mean, with respect to any Receivable, all cash collections and other proceeds of such Receivable, including, without limitation, all principal, Finance Charges and

Recoveries, if any, and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections, in each case, received on or after the applicable Cut-Off Date. Without limiting the foregoing, the term “Collections” shall refer to the Collections on all of the Receivables collectively.
     “Commission” means the United States Securities and Exchange Commission.
     “Concentration Overage Amount” means, at any time, the aggregate dollar amount (without duplication) by which each limitation set forth below is exceeded:
     (a) the aggregate Loan Commitments for any one Obligor cannot exceed 4.0% of the aggregate outstanding Loan Commitments for all Obligors of Eligible Receivables;
     (b) the aggregate Loan Commitments for the five (5) Obligors with the largest Loan Commitments cannot exceed 25% of the aggregate outstanding Loan Commitments for all Obligors of Eligible Receivables;
     (c) the aggregate Loan Commitments for the ten (10) Obligors with the largest Loan Commitments cannot exceed 35% of the aggregate outstanding Loan Commitments for all Obligors of Eligible Receivables;
     (d) the aggregate Loan Commitments for each of the following states (individually) cannot exceed 35% (in the case of Minnesota) or 25% (in the case of North Dakota) of the aggregate outstanding Loan Commitments for all Obligors of Eligible Receivables;
     (e) the aggregate Loan Commitments for any state (other than Minnesota or North Dakota) in which the applicable originating Seller has been doing finance business for more than two (2) years cannot exceed 20% of the aggregate outstanding Loan Commitments for all Obligors of Eligible Receivables;
     (f) the aggregate Loan Commitments for any state in which the applicable originating Seller has been doing finance business for less than two (2) years cannot exceed 12% of the aggregate outstanding Loan Commitments for all Obligor of Eligible Receivables; and
     (g) the Receivable Balance to Stressed Realized Value for any Obligor cannot exceed 90%.
     “Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
     “Control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through ownership of securities, by contract or otherwise, and “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

     “Controlled Amortization Period” means, with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.
     “Cooperative” means an organization which distributes or allocates a major portion of its earnings or losses on the basis of patronage.
     “Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Base Indenture is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107, Attention: Structured Finance/Cofina Funding, LLC.
     “Cost of Carry” means, for any Monthly Period, the per annum percentage equal to the aggregate of weighted average interest (including Premium and program and facility fees, as applicable) and fee (including applicable Premium rates) rates for all Series, the Servicing Fee Rate, the rate equivalent of the Trustee Fees and Expenses.
     “Coupon” shall have the meaning specified in Section 2.1.
     “Credit Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes (or the Trustee on their behalf) pursuant to an insurance policy as designated in the applicable Series Supplement.
     “Credit Manual” shall mean the Cofina Credit Policies and Procedures Manual as in effect on the Closing Date and as amended from time to time in compliance with Section 2.12(c) of the Servicing Agreement.
     “Credit Reserve” means, as of any date of determination, the aggregate amount by which the aggregate Receivable Balances of all Eligible Receivables of the largest number of Obligors (such number determined by applying the table below) exceed [the product of (A) the aggregate Receivable Balances of all Eligible Receivables and (B) (1- the Advance Percentage/100)]:

# of Largest Obligors to be
covered by the Credit
# of Obligors in the Program	Reserve
120	3
100	4
80	5
60	6
50	7
40	8
30	9
20	10
15 or less	11
     “Custodian” means the Person acting as custodian under the Custodian Agreement, which shall initially be U.S. Bank National Association.

     “Custodian Agreement” means the Custodian Agreement, dated as of the Initial Closing Date, among the Issuer, the Trustee and the Custodian, as the same may be amended, modified or supplemented from time to time in accordance with the Transaction Documents.
     “Custodian File” shall have the meaning specified in the Purchase Agreement.
     “Cut-Off Date” means, with respect to a Receivable, the date specified pursuant to the Purchase Agreement as the date on and after which Collections received with respect to such Receivable shall be for the account of the Issuer.
     “Daily Servicer Report” shall mean a report substantially in the form attached as Exhibit A to the Servicing Agreement or in such other form as shall be agreed between the Servicer and the Trustee, with the consent of the Required Persons for each Series.
     “Deemed Collections” means in connection with any Receivable, all amounts payable (without duplication) with respect to such Receivable, by (i) a Seller pursuant to Section 2.07 of the Purchase Agreement or the Purchase and Contribution Agreement, (ii) the Servicer pursuant to Section 2.11 of the Servicing Agreement and/or (iii) the Servicer pursuant to Section 3.02(c) of the Servicing Agreement.
     “Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.
     “Defaulted Obligor” means an Obligor (i) of a Defaulted Receivable, (ii) which is subject to an Event of Bankruptcy or (iii) which is in default with regard to any other debt owed to a Seller or the Issuer.
     “Defaulted Receivable” shall mean a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 90 days from the original due date for such payment, (ii) as to which payments have been extended, or the terms of payment thereof rewritten other than in accordance with the provisions of the Servicing Agreement, or (iii) the related Obligor with respect to such Receivable is a Defaulted Obligor; provided that a Receivable shall cease to be treated as a Defaulted Receivable hereunder on the date on which such Receivable has been or should have been, consistent with the Credit Manual, classified as a Loss by the Servicer; provided, further, that if any such Receivable has not constituted a Defaulted Receivable in a Monthly Period prior to the Monthly Period in which such Receivable is (or should have been) classified as a Loss, such Receivable shall be included in the Default Ratio for the Monthly Period in which such Receivable is (or should have been) classified as a Loss.
     “Default Ratio” means, as of the end of any Monthly Period, the three month rolling average of the ratio (expressed as a percentage) of the aggregate Receivable Balance of all Receivables which constitute Defaulted Receivables as of the last day of the applicable Monthly Period divided by the aggregate Receivable Balance of all Eligible Receivables as of the last day of such Monthly Period.
     “Definitive Notes” is defined in Section 2.16(f).

     “Delinquency Ratio” means, as of the end of any Monthly Period, the three month rolling average of the ratio (expressed as a percentage) of the aggregate Receivable Balance of all Eligible Receivables which constitute Delinquent Receivables as of the last day of the applicable Monthly Period divided by the aggregate Receivable Balance of all Eligible Receivables as of the last day of the applicable Monthly Period.
     “Delinquent Obligor” means an Obligor (i) of a Delinquent Receivable or (ii) which is delinquent for 45 days or more in regard to any other debt owed to a Seller or the Issuer.
     “Delinquent Receivable” shall mean a Receivable that is not a Defaulted Receivable and (i) as to which any payment, or part thereof, remains unpaid for 45 days or more from the original due date for such payment, (ii) which has been or, consistent with the Credit Manual, should be classified as delinquent by the Servicer or (iii) the related Obligor with respect to such Receivable is a Delinquent Obligor.
     “Depository” shall have the meaning specified in Section 2.16(a).
     “Depository Agreement” means, with respect to each Series, the agreement among the Issuer, the Trustee and the Clearing Agency or Foreign Clearing Agency, or as otherwise provided in the related Series Supplement.
     “Determination Date” means, unless otherwise specified in the related Series Supplement, the third Business Day prior to each Series Transfer Date.
     “Dollars” and the symbol “$” mean the lawful currency of the United States.
     “Doubtful” means, with respect to any Receivable, that such Receivable has a UCS Score of “Doubtful” in accordance with the Credit Manual.
     “DTC” means The Depository Trust Company.
     “Early Amortization Event” shall have the meaning set forth in Section 10.1.
     “Eligible Interest Rate Hedge Counterparty” means any bank that has both (x) a long-term unsecured debt rating of at least “A+/A1” (or the equivalent) from the applicable Rating Agency (so long as such Rating Agency is then rating any Series of Notes Outstanding hereunder) and (y) a short-term unsecured debt rating of “A1/F1/P1” (or the equivalent) from the applicable Rating Agency (so long as such Rating Agency is then rating any Series of Notes Outstanding hereunder).
     “Eligible Receivable” means, at any time, a Receivable:
     (i) which is currently owing under an Obligor Note, which Obligor Note and the related Loan Documents have been duly authorized and are in full force and effect and constitute the legal, valid and binding obligation of the Obligor enforceable against such Obligor in accordance with their respective terms;

     (ii) which was originated in the ordinary course of business of the applicable Seller under Loan Documents substantially in the form as set forth as Exhibit B to the Purchase and Contribution Agreement;
     (iii) in respect of which no material default exists and with respect thereto there is not then in effect any waiver by the applicable Seller of any: (i) material default with respect thereto; or (ii) any event or circumstance that would, with notice, the passage of time, or both, become a material default with respect thereto;
     (iv) which is (A) not a Defaulted Receivable and (B) not a Delinquent Receivable on the date of acquisition by the Issuer;
     (v) which, together with the Loan Documents related thereto, constitutes an “account,” a “general intangible,” “chattel paper” or an “instrument” within the meaning of the UCC of all jurisdictions which govern the perfection of the Issuer’s or the Trustee’s interest therein;
     (vi) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Official Body required to be obtained, effected or given in connection with the origination, transfer or pledge of such Receivable have been duly obtained, effected or given and are in full force and effect;
     (vii) the Obligor of which is not an Affiliate of the Issuer or any Seller (other than CHS, provided that all Obligors which are Affiliates of CHS shall be treated as a single Obligor for purposes of the definition of “Concentration Overage Amount”);
     (viii) the Obligor of which has incurred the obligations relating to such Receivable strictly for business purposes and not for personal, family or household purposes and is organized in and a resident of the United States;
     (ix) the Obligor of which is a Cooperative or a limited liability company which is majority owned by Cooperatives and not an Official Body or other governmental authority;
     (x) which is denominated and payable only in United States Dollars in the United States;
     (xi) which, with respect to any Operating Loan, requires interest payments to be made not less frequently than monthly and the outstanding principal balance to be paid in full not later than the applicable due date or commitment termination date for such Operating Loan, but in no event later than fourteen (14) months from the closing date of such Operating Loan;
     (xii) which, with respect to any Term Loan, (A) requires principal payments (a) to be made not less frequently than in equal monthly installments sufficient to fully amortize the outstanding principal balance over the term of the Term Loan and (b) to be paid in full not later than the applicable due date for such Term Loan, but in no event longer than ten (10) years from the closing date of such Term Loan, and interest payments to be made not less frequently than monthly, and (B) does not have a weighted average life in excess of 7 years;
     (xiii) which, together with the Loan Documents related thereto, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in violation of any such law, rule or regulation in any respect;
     (xiv) which is prepayable at any time and, together with the related Loan Documents and Related Security, is fully assignable;
     (xv) which satisfies in all material respects the applicable requirements of the Credit Manual (except, with respect to Receivables originated by CHS, as otherwise listed in a schedule delivered to the Required Persons on or prior to the date of initial sale of Receivables by CHS under the Purchase and Contribution Agreement);
     (xvi) which is secured by a perfected, assignable, first priority security interest in the Related Security in favor of the applicable Seller free and clear of all Liens (except Permitted Encumbrances) prior to the acquisition by the Issuer;
     (xvii) which has not been compromised, adjusted or similarly modified other than in accordance with the Credit Manual and as permitted by the Transaction Documents;
     (xviii) with respect to which the Loan Documents are complete and in accordance with the Credit Manual;
     (xix) the Obligor of which was not classified as Substandard, Doubtful or Loss in accordance with the Credit Manual at the time of acquisition by the Issuer;
     (xx) with respect to which (a) the Issuer has good and marketable title and a valid ownership interest (which ownership interest, to the extent it constitutes a security interest under the UCC, shall be perfected and of first priority free and clear of all Liens (except Permitted Encumbrances)) in the Related Security and good and marketable title and a valid ownership interest (which ownership interest, to the extent it constitutes a security interest under the UCC, shall be perfected and of first priority) in the Receivable; and (b) the Trustee has a first priority perfected security interest in the Receivable free and clear of all Liens and a first priority perfected security interest in the Related Security free and clear of all Liens (except Permitted Encumbrances);
     (xxi) the Obligor of which has been instructed (or will be instructed within 10 Business Days of the acquisition of such Receivables by the Issuer) to make all payments directly to the Lockbox Account or the Collection Account;
     (xxii) with respect to which the outstanding principal balance is less than the Risk Capital Limit for the related Obligor;

     (xxiii) the Obligor of which has provided the Servicer with monthly financial statements in accordance with the Loan Documents within 35 days of each month end;
     (xxiv) as to which the applicable Seller has satisfied all obligations on its part with respect to such Receivable required to be fulfilled pursuant to the applicable Loan Documents or in connection with the transfer and any applicable agreement pursuant to which such transfer occurs;
     (xxv) as to which none of the applicable Seller, the Issuer or the Servicer has taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of the Trustee for the benefit of the Secured Parties therein, other than actions or failures to take action by the Servicer which are permitted under the Credit Manual and the Transaction Documents;
     (xxvi) which is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of any Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and general equity principles;
     (xxvii) which complies with the representations and warranties made with respect thereto by each applicable Seller in the Purchase Agreement and the Purchase and Contribution Agreement;
     (xxviii) the Related Security of which is insured as required by the Transaction Documents and the Credit Manual;
     (xxix) is not subordinated in any respect to any other Indebtedness of the relevant Obligor;
     (xxx) the Outstanding Balance of which is less than the related Loan Commitment amount under the Loan Documents;
     (xxxi) in respect of which no security deposit or reserve paid or created by the related Obligor exists; and
     (xxxii) the Custodian File with respect to which shall have been delivered to the Custodian within two (2) Business Days following acquisition thereof by the Issuer.
     “Enhancement” means, with respect to any Series of Notes, the rights and benefits provided directly to the Noteholders of such Series of Notes (or the Trustee on their behalf) pursuant to any Credit Enhancement.
     “Enhancement Agreement” means any contract, agreement, insurance policy, surety bond, instrument or document (other than a Series Supplement) governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

     “Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement, other than any Noteholders the Notes of which are subordinated to any class or Series of Notes.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time, and the rules and regulations promulgated thereunder.
     “ERISA Affiliate” shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.
     “ERISA Event” shall mean any of the following: (i) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (ii) the receipt by such Person or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Plan; (iii) the incurrence by such Person or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (iv) any “reportable event” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (v) the incurrence by such Person or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or (vi) the receipt by such Person or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from such Person or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
     “Euroclear” shall mean Euroclear Bank S.A./N.V.
     “Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:
          (a) (i) a case or other proceeding shall be commenced, without the application or consent of such Person, before any Official Body, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or adjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under the Federal bankruptcy laws or other similar laws now or hereafter in effect; or

          (b) such Person shall (i) consent to the institution of any proceeding or petition described in clause (a) of this definition, or (ii) commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.
     “Event of Default” has the meaning specified in Section 11.1.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Expected Final Settlement Date” means, with respect to any Series of Notes, the date, if any, stated in the applicable Series Supplement as the date on which such Series of Notes is expected to be paid in full.
     “FDIC” means the Federal Deposit Insurance Corporation.
     “Finance Charges” shall mean any finance, interest, late or similar charges or fees owing by an Obligor pursuant to the Obligor Notes and related Loan Documents.
     “Fitch” means Fitch, Inc.
     “Foreign Clearing Agency” shall mean Clearstream and Euroclear.
     “GAAP” means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.
     “Global Note” shall have the meaning specified in Section 2.19.
     “Grant” means the Issuer’s grant of a lien on and security interest in, to and under the Trust Estate as set forth in the Granting Clause of this Base Indenture.
     “Holder” or “Noteholder” shall mean the Person in whose name a Note is registered in the Note Register and, if applicable, the holder of any Bearer Note or Coupon, as the case may be, or such other Person deemed to be a “Holder” or “Noteholder” in any related Series Supplement. Notwithstanding anything to the contrary contained here, in the event that the Noteholders under any Series shall have received all principal, interest and other sums owing to such Noteholders under the Notes and the other Transaction Documents and any sums shall be due to any Enhancement Providers under such Series, then such Enhancement Providers shall be deemed to be the Holders of such Notes for all purposes hereof.
     “Indebtedness” shall mean, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens on or payable out of the proceeds or production from, property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations, (vi) net payment obligations to a counterparty under an Interest Rate Hedge Agreement, (vii) obligations under letters of credit or similar obligations and (viii) obligations of another Person of a type described in clauses (i) through (vii) above, for which such Person is obligated pursuant to a guaranty, put or similar arrangement.
     “Indenture” means this Base Indenture, together with all Series Supplements, as the same may be amended, restated, modified or supplemented from time to time.
     “Indenture Termination Date” shall have the meaning specified in Section 13.1.
     “Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, each Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, any Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, any Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
     “Independent Certificate” means a certificate or opinion to be delivered to the Trustee and the Notice Persons under the circumstances described in, and otherwise complying with, the applicable requirements of Section 16.1, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee (in the exercise of reasonable care), and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.
     “Initial Closing Date” means August 10, 2005.
     “Initial Note Principal” means, with respect to any Series of Notes, the amount stated in the related Series Supplement.
     “Interest Payment” means, for each Series of Notes Outstanding on any Settlement Date, all amounts to be paid from the related Settlement Account on such Settlement Date which represent payments of Monthly Interest (as defined in the applicable Series Supplement) on such Series of Notes.
     “Interest Rate Hedge Agreement” means an ISDA interest rate cap agreement, ISDA interest rate swap agreement, ISDA interest rate ceiling agreement, ISDA interest rate floor agreement or any combination of the foregoing or other similar agreement entered into between the Issuer and the Interest Rate Hedge Provider named therein, including any schedules and confirmations prepared and delivered in connection therewith, pursuant to which recourse by the Interest Rate Hedge Provider to the Issuer is limited to the Trust Estate and the Available Distribution Amount which pursuant to the terms of the Indenture is available for such purpose, and otherwise in form and substance acceptable to the Required Persons for each Series.

     “Interest Rate Hedge Provider” means any Eligible Interest Rate Hedge Counterparty or any counterparty to a cap, collar or other hedging instrument permitted to be entered into pursuant to this Indenture.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Investment Earnings” means all interest and earnings (net of losses and investment expenses) accrued on funds on deposit in the Trust Accounts (except if otherwise provided with respect to any Series Account in the related Series Supplement).
     “Investor Account” shall mean each of the Settlement Accounts.
     “Issuer” is defined in the preamble of this Base Indenture.
     “Issuer Obligations” means all principal and interest, at any time and from time to time, owing by the Issuer on the Notes and all costs, fees and expenses and other amounts owing or payable by, or obligations of, the Issuer under the Indenture and/or the Transaction Documents.
     “Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Trustee.
     “Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.
     “Legal Final Settlement Date” is defined, with respect to any Series of Notes, in the applicable Series Supplement.
     “Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).
     “Loan Commitment” means, with respect to any Obligor, the maximum aggregate amount required to be advanced to the related Obligor under the terms of the related Loan Documents.
     “Loan Commitment to Book Value Ratio” means, with respect to any Obligor, the ratio of (i) the Obligor’s combined Loan Commitments to (ii) the related Book Value.
     “Loan Document” means with respect to any Receivable, the related Obligor Note and any related loan agreements, security agreements, mortgages, acknowledgements (if required), financing statements and other documents, instruments, certificates or assignments (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf or for the Obligor’s benefit in respect of such Receivable and related Obligor Note, including letters of credit, general or limited guaranties or other credit enhancement.

     “Lockbox Account” initially, account number established at M&I.
     “Loss” means, with respect to any Receivable, that for such Receivable the assets have been collected and the amount collected was insufficient to repay the Loan in full.
     “M&I” means M&I Marshall & Ilsley Bank.
     “Material Adverse Effect” shall mean any event or condition which would have a material adverse effect on (i) the collectibility of any material portion of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Issuer, the Servicer or any Seller, (iii) the ability of the Issuer, the Servicer or any Seller to perform its respective obligations under the Transaction Documents to which it is a party, (iv) the Lien or other interests of the Trustee or any Secured Party in the Trust Estate or under the Transaction Documents or their rights, powers and remedies thereunder.
     “Maximum Principal Amount” means, for each Series of Warehouse Notes, the meaning specified in the related Series Supplement.
     “Monthly Noteholders’ Statement” means, with respect to any Series of Notes, a statement substantially in the form attached to the relevant Series Supplement, with such changes as the Servicer may determine to be necessary or desirable with the consent of the Required Persons for each Series; provided, however, that no such change shall serve to exclude information expressly required by this Base Indenture or any Series Supplement.
     “Monthly Period” shall mean, unless otherwise defined in any Series Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month.
     “Monthly Servicer Report” shall mean a report substantially in the form attached as Exhibit A to the Servicing Agreement or in such other form as shall be agreed between the Servicer and the Trustee, with the consent of the Required Persons for each Series.
     “Moody’s” means Moody’s Investors Service.
     “Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which a Seller, the Issuer or any ERISA Affiliate of a Seller or the Issuer is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.
     “Net Yield Amount” means for any Monthly Period an amount equal to the excess of (A) the sum of collections with respect to Finance Charges plus Recoveries and any Investment Earnings over (B) the sum of (a) interest and fees (including program and facility fees if applicable) accrued for the current Monthly Period with respect to all Series and overdue interest and fees with respect to the Notes of all Series (together with, if applicable, interest on such overdue interest and fees at the rate specified in the accompanying Series Supplements), (b) accrued and unpaid Servicing Fees, Custodian fees and expenses, Premium and Trustee Fees and Expenses for such Monthly Period and (c) any other costs, expenses, or liabilities of the Issuer of any nature whatsoever incurred during such Monthly Period (except for the obligations of the Issuer to pay any principal on the Notes outstanding at such time or any Business Taxes)
     “New Series Issuance” means any issuance of a new Series of Notes pursuant to Section 2.2.
     “New Series Issuance Date” shall have the meaning, with respect to any Series issued pursuant to a New Series Issuance, specified in Section 2.2.
     “New Series Issuance Notice” shall have the meaning, with respect to any Series issued pursuant to a New Series Issuance, specified in Section 2.2.
     “Non-U.S. Person” means a person who is not a “U.S. Person” as such term is defined in Regulation S.
     “Note Interest” shall mean interest payable in respect of the Notes of any Series pursuant to the Series Supplement for such Series.
     “Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency or Foreign Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency or Foreign Clearing Agency).
     “Note Principal” means, with respect to any Series, the principal payable in respect of the Notes of each Series pursuant to Article 5.
     “Note Purchase Agreement” means, with respect to any Series, the note purchase agreement, private placement agreement, subscription agreement or other agreement pursuant to which the Issuer initially sells the Notes of such Series, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time in accordance with the Transaction Documents.
     “Note Rate” means, with respect to any Series of Notes (or, for any Series with more than one Class, for each Class of such Series), the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement.
     “Note Register” means the register maintained pursuant to Section 2.6(a), providing for the registration of the Notes and transfers and exchanges thereof.
     “Notes” shall mean any one of the notes (including the Bearer Notes, the Registered Notes or the Global Notes) issued by the Issuer, executed and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the note attached to the related Series Supplement or such other obligations of the Issuer deemed to be a “Note” in any related Series Supplement.

     “Notice Persons” means, with respect to any Series of Notes, the Persons identified as such in the applicable Series Supplement.
     “Obligor” shall mean, with respect to any Receivable, the Person or Persons directly or indirectly obligated to make payments with respect to such Receivable, including any guarantor thereof.
     “Obligor Note” shall mean, with respect to any Operating Loan or Term Loan, the promissory note, instrument or other writing entered into by the related Obligor in connection with or evidencing the indebtedness of the Obligor under such Operating Loan or Term Loan.
     “Officer’s Certificate” means a certificate signed by any Responsible Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 16.1 and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Responsible Officer of the Issuer.
     “Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles.
     “Operating Loan” means any loan facility used to finance working capital and current or seasonal assets (e.g., inventories and accounts receivable) with an original maturity date of fourteen (14) months or less.
     “Opinion of Counsel” means one or more written opinions of counsel to the Issuer, the Sellers or the Servicer who (except in the case of opinions regarding matters of organizational standing, power and authority, conflict with organizational documents, conflict with agreements other than Transaction Documents, qualification to do business, licensure and litigation or other proceedings) shall be external counsel, satisfactory to the Trustee and the applicable Notice Persons, which opinions shall comply with any applicable requirements of Section 16.1, and shall be in form and substance satisfactory to the Trustee and the applicable Notice Persons, and shall be addressed to the Trustee and the applicable Notice Persons. An Opinion of Counsel may, to the extent same is based on any factual matter, rely on an Officer’s Certificate or a Cofina Officer’s Certificate as to the truth of such factual matter.
     “Other Assets Especially Mentioned” means, with respect to any Receivable, that such Receivable has a UCS Score of “Other Assets Especially Mentioned” in accordance with the Credit Manual.
     “Outstanding Balance” shall mean, with respect to any Receivable at any time, the then outstanding principal amount thereof, excluding any accrued and outstanding Finance Charges related thereto.

     “Paying Agent” shall mean any paying agent appointed pursuant to Section 2.7 and shall initially be the Trustee.
     “Pension Plan” shall mean a Benefit Plan described in Section 3(2) of ERISA.
     “Perfection Representations” means the representations, warranties and covenants set forth in Schedule I attached hereto.
     “Permitted Encumbrance” (a) with respect to the Issuer, any item described in clauses (iv) or (vi) below and (b) with respect to any Seller, any item described in clauses (i) through (vii) below:
     (i) liens, charges or other encumbrances for taxes and assessments which are not yet due and payable or which are being contested in good faith and for which reserves have been established, if required in accordance with GAAP;
     (ii) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which a Seller shall at any time in good faith be prosecuting an appeal or proceeding for a review and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
     (iii) with respect to Related Security, liens, charges or other encumbrances or priority claims incidental to the conduct of business or the ownership of properties and assets (including mechanics’, carriers’, repairers’, warehousemen’s and statutory landlords’ liens and liens to secure the performance of leases) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
     (iv) liens, charges or encumbrances in favor of the Trustee, or otherwise created by the Issuer or any Seller (and assigned to the Trustee) pursuant to the Transaction Documents;
     (v) liens, charges, imperfections in title or other encumbrances which, individually or in the aggregate, do not materially interfere with the rights under the Transaction Documents of the Trustee or any Secured Party in any of the Receivables;
     (vi) any lien or security interest created in favor of the Issuer in connection with the purchase of the Receivables or Related Security by the Issuer pursuant to the Purchase Agreement (and assigned to the Trustee); and
     (vii) any lien, charges or encumbrances on assets arising in the ordinary course of the business of an Obligor, such as purchase money security interests and easements with respect to real property.

provided, however, that in each of clauses (i) through (iii) and (v) above there is no material risk of foreclosure against the applicable property and no risk of liability of the Secured Parties
     “Permitted Investments” shall mean, unless otherwise provided in the Series Supplement with respect to any Series, any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) direct obligations of, or obligations fully guaranteed by, the United States of America; (ii) obligations of any agency of the United States of America; (iii) certificates of deposit or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that, at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody’s, Fitch and S&P of at least P-1, F1 and A-1, respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody’s, Fitch and S&P; or (iv) investments in money market funds of a U.S. issuer (including those owned or managed by the Trustee or an Affiliate) rated in the highest investment category or otherwise approved in writing by Moody’s, Fitch and S&P; (b) demand deposits in any depositary institution or trust company (including those owned or managed by the Trustee) referred to in (a)(iii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody’s, Fitch and S&P of at least P-1, F1 and A-1, respectively; (d) Eurodollar time deposits having a credit rating from Moody’s, Fitch and S&P of at least P-1, F1 and A-1, respectively; (e) repurchase agreements involving any of the Permitted Investments described in clauses (a)(i), (a)(iv) and (d) of this definition so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody’s, Fitch and S&P of at least P-1, F1 and A-1, respectively; and (f) any other investment permitted by the Required Persons for each Series and which satisfies the Rating Agency Condition, if applicable. Permitted Investments may be purchased by or through the Trustee and its Affiliates.
     “Permitted Settlement Date Withdrawals” means, with respect to any Series of Notes, (i) on any Settlement Date, the amounts required to pay any shortfall in Interest Payments on such Series of Notes and any Scheduled Principal Payment Amounts in each case payable in respect of the related Settlement Period on such Settlement Date, after giving effect to all payments of the Available Distribution Amount; and (ii) on the “legal final settlement date” for each Series an amount equal to the lesser of (A) the outstanding principal balance of the Notes of such Series (after giving effect to all payments of the Available Distribution Amount on such Settlement Date) and (B) such Series’ pro rata portion of amounts then on deposit in the Spread Maintenance Account (calculated based on the outstanding principal balance of the Notes of such Series as a percentage of the outstanding principal balance of Notes of all Series, calculated as of the most recent Determination Date).

     “Person” shall mean any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.
     “Physical Property” means banker’s acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute “instruments” within the meaning of Section 9-105(l)(i) of the applicable UCC and are susceptible to physical delivery and Certificated Securities.
     “Potential Early Amortization Event” means any occurrence that is, or with notice or lapse of time or both would become, an Early Amortization Event.
     “Premium” means, the fee or premium payable to an Enhancement Provider or to another Person specified in the related Series Supplement or Enhancement Agreement for guaranteeing all or a portion of the Notes of a Series (or a Class thereof).
     “Principal Amortization Period” means, with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.
     “Principal Receivables” means the principal portion of the Receivables (other than Defaulted Receivables), excluding any Recoveries and any accrued and unpaid Finance Charges.
     “Principal Terms” has the meaning specified in Section 2.2(b).
     “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
     “Program Amount” means, with respect to any Series, the initial Note Balance of any such Series of Notes which are not Warehouse Notes and the Maximum Principal Amount of any Series of Warehouse Notes.
     “Purchase Agreement” shall mean the Purchase and Sale Agreement, dated as of the Initial Closing Date, between Cofina Financial, LLC and the Issuer, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time in accordance with the Transaction Documents.
     “Purchase and Contribution Agreement” shall mean the Purchase and Contribution Agreement, dated as of the Initial Closing Date, among CFA, and the other Sellers from time to time party thereto and Cofina Financial, LLC, as purchaser, as such agreement may be amended, supplemented or otherwise modified and in effect form time to time in accordance with the Transaction Documents.
     “Qualified Institution” means a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank subject to regulation by a U.S. regulatory authority), which either (a) has corporate trust powers and at all times has a certificate of deposit rating of P-1 by Moody’s, F1 by Fitch and A-1 by Standard & Poor’s or a long-term unsecured debt obligation rating of at least A1 by Moody’s and at least A+ by Fitch and Standard & Poor’s and deposit insurance provided by either the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”), each administered by the FDIC, or (b) at all times has a certificate of deposit rating of at least P-1 by Moody’s, F1 by Fitch and A-1+ by Standard & Poor’s or a long-term unsecured debt obligation rating of at least Baa by Moody’s and of at least BBB by Fitch and Standard & Poor’s and deposit insurance as required by the FDIC or (c) a depository institution, which may include the Trustee, which is acceptable to each Rating Agency (if applicable) and the Required Persons for each Series.
     “Rapid Amortization Period” means, with respect to any Series of Notes, the period specified as such, if any, in the applicable Series Supplement.
     “Rating Agency” means, with respect to each outstanding Series of Notes, the rating agency or agencies, if any, selected by the Issuer to rate all or a portion of such Series of Notes or any Class thereof, as specified in the related Series Supplement.
     “Rating Agency Condition” shall mean, unless otherwise provided in a Series Supplement, with respect to any action, that each Rating Agency rating any Series shall have notified the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any outstanding Series or Class thereof with respect to which it is a Rating Agency. Satisfaction of the Rating Agency Condition shall be an expense of the Issuer unless otherwise provided herein or in any Series Supplement.
     “Receivable” shall mean the indebtedness of any Obligor under or with respect to an Obligor Note, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing and (iii) all Related Security with respect thereto. Notwithstanding the foregoing, upon release from the Trust Estate pursuant to Section 2.14, a Removed Receivable shall no longer constitute a Receivable.
     “Receivable Balance” shall mean, with respect to any Receivable, the outstanding principal amount thereof, excluding any accrued and outstanding Finance Charges related thereto.
     “Receivable Balance to Stressed Realizable Value” means, with respect to any Obligor, the ratio of (i) the Obligor’s combined Receivable Balances to (ii) the related Stressed Realizable Value.
     “Receivables File” shall have the meaning specified in the Purchase Agreement.
     “Record Date” means, unless otherwise specified in the applicable Series Supplement, with respect to any Series of Notes and any Settlement Date, the fifth Business Day preceding such Settlement Date.
     “Records” shall mean all Obligor Notes and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to the Receivables and the related Obligors.
     “Recoveries” shall mean all amounts or payments received by the Servicer with respect to Receivables which have previously become Defaulted Receivables, net of reasonable expenses of collection.
     “Redemption Date” means (a) in the case of a redemption of the Notes pursuant to Section 15.1, the Settlement Date specified by the Servicer or the Issuer pursuant to Section 15.1 or (b) the date specified for a Series pursuant to redemption provisions of the related Series Supplement.
     “Redemption Price” means in the case of a redemption of the Notes pursuant to Section 15.1, an amount equal to the unpaid principal amount of each class of Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date and any other amounts due to Noteholders and any Enhancement Provider.
     “Registered Notes” shall have the meaning specified in Section 2.1.
     “Related Security” means, with respect to any Receivable (i) all of the related Seller’s or the Issuer’s right, title and interest in, to or under (a) the Obligor Note evidencing such Receivable and to Loan Documents and other agreements that relate to such Receivable, (b) the insurance policies, if any, relating to such Receivable including, without limitation, the right to terminate such policies and to receive unearned premiums payable upon such termination, and rights to loss payments under such insurance policies, (c) all guaranties, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, (d) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable whether pursuant to the Obligor Note related to such Receivable or otherwise, and (ii) all proceeds of, and payments or collections on, under or in respect of, any of the foregoing.
     “Removed Receivables” means any Receivable which is purchased or repurchased (i) by the Servicer pursuant to the last paragraph of Section 2.11 of the Servicing Agreement or (ii) by any Seller pursuant to the terms of the Purchase Agreement or the Purchase and Contribution Agreement.
     “Required Noteholders” means the Holders of Notes of all Series, voting together without regard to Class or Series, representing in excess of 50% of the aggregate principal balance of all Notes of all Series.
     “Required Persons” means, with respect to any Series of Notes, the Persons identified as such in the applicable Series Supplement.
     “Required Spread Maintenance Reserve Amount” means, for each Settlement Period (determined as of the last day of each Monthly Period), an amount equal to the sum (without duplication) of (I) (i) the product of (a) the positive excess (if any) of (A) the sum of 1.25% plus the percentage equivalent of a fraction, the numerator of which is the amount described in clause (B) of the definition of Net Yield Amount and the denominator of which is the aggregate

Outstanding Balances of all Eligible Receivables over (B) the Weighted Average Interest Rate times (b) the Weighted Average Life of the Receivables times (c) the aggregate outstanding Note Balance for all Series, (II) the sum for each Operating Loan which is an Eligible Receivable at such time of the product of (a) the positive excess (if any) of (A) the sum of 0.25% plus the percentage equivalent of a fraction, the numerator of which is the amount described in clause (B) of the definition of Net Yield and the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables over (B) the interest rate for such Operating Loan times (b) the Outstanding Balance of such Operating Loan times (c) the remaining term to maturity of such Operating Loan, expressed in years and (III) the sum for each Term Loan which is an Eligible Receivable at such time of the product of (a) the positive excess (if any) of (A) the sum of 0.50% plus the percentage equivalent of a fraction, the numerator of which is the amount described in clause (B) of the definition of Net Yield and the denominator of which is the Outstanding Balance of all Eligible Receivables over (B) the interest rate for such Term Loan times (b) the Outstanding Balance of such Term Loan times (c) the remaining term to maturity of such Term Loan, expressed in years.
     “Requirements of Law” shall mean, as to any Person, the organizational documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Official Body, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” shall mean, with respect to any Person, the Chairman, the President, the Controller, any Vice President, the Secretary, the Treasurer, or any other officer of such Person customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Restricted Period” shall have, with respect to any Series of Notes, the meaning designated as the “Restricted Period,” if any, in the related Series Supplement.
     “Revolving Period” means, with respect to any Series of Notes, the period specified as such in the applicable Series Supplement.
     “Risk Capital Limit” means, (i) for any Obligor with an “A1” or “A2” UCS Score, the amount determined by multiplying (A) 0.25 times (B) the sum of (I) the amount identified as “Total Capital” of Cofina on Cofina’s most recently delivered audited balance sheet plus (II) the amount identified as “Loan Loss Reserves” on Cofina’s most recently delivered audited balance sheet, (ii) for any Obligor with an “A3” UCS Score, the amount determined by multiplying (A) 0.20 times (B) the sum of (I) the amount identified as “Total Capital” of Cofina on Cofina’s audited balance sheet plus (II) the amount identified as “Loan Loss Reserves” on Cofina’s most recently delivered audited balance sheet, and (iii) for any Obligor with a UCS Score below “A3”, the amount determined by multiplying (A) 0.15 times (B) the sum of (I) the amount identified as “Total Capital” of Cofina on Cofina’s most recently delivered audited balance sheet plus (II) the amount identified as “Loan Loss Reserves” on Cofina’s most recently delivered audited balance sheet.

     “S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.
     “Scheduled Principal Payment Amount” means, with respect to any Series of Notes, the amount identified as such in the related Series Supplement.
     “Secured Parties” is defined in Granting Clause of this Base Indenture.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Sellers” shall mean (i) CFA, CHS and any additional Sellers approved in writing by the Required Persons for each Series that become a party to the Purchase and Contribution Agreement pursuant to the terms thereof, and each of their successors and permitted assigns and (ii) Cofina Financial, LLC and its successors and permitted assigns under the Purchase Agreement.
     “Series Account” shall mean any account or accounts established pursuant to a Series Supplement for the benefit of the related Series.
     “Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.
     “Series of Notes” or “Series” means any Series of Notes issued and authenticated pursuant to the Base Indenture and a related Series Supplement, which may include within any Series multiple Classes of Notes, one or more of which may be subordinated to another Class or Classes of Notes.
     “Series Early Amortization Event” has the meaning, with respect to any Series of Notes, specified in the related Series Supplement.
     “Series Supplement” means a supplement to this Base Indenture complying with the terms of Section 2.2 of this Base Indenture or a Supplement, as such supplement may be amended, supplemented or otherwise modified and in effect from time to time in accordance with the Transaction Documents.
     “Series Temporary Regulation S Global Note” means, with respect to any Series of Notes, the notes designated as such, if any, in the related Series Supplement.
     “Series Termination Date” means, with respect to any Series of Notes, the date specified as such in the applicable Series Supplement.
     “Series Transfer Date” shall mean the Business Day immediately prior to each Settlement Date.
     “Servicer” shall mean initially Cofina Financial, LLC and its permitted successors and assigns and thereafter any Person appointed as successor Servicer as provided in the Servicing Agreement.

     “Servicer Default” has the meaning specified in Section 2.04 of the Servicing Agreement.
     “Servicing Agreement” means the Servicing Agreement, dated as of the Initial Closing Date, among the Issuer, the Servicer and the Trustee, as the same may be amended or supplemented from time to time in accordance with the Transaction Documents.
     “Servicing Fee” means, for any Monthly Period, an amount equal to the product of (i) 0.25% multiplied by (ii) the average aggregate Outstanding Balance of Eligible Receivables multiplied by (iii) the actual number of days in such Monthly Period divided by 365, or such other fee as shall apply pursuant to Section 2.02(b) of the Servicing Agreement.
     “Servicing Officer” shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.
     “Settlement Account” shall have the meaning specified in Section 5.3(d).
     “Settlement Date” means September 20, 2005 and the twentieth day of each calendar month thereafter, or if such twentieth day is not a Business Day, the next succeeding Business Day.
     “Settlement Period” means, with respect to any with respect to any Settlement Date, the Monthly Period prior to the calendar month in which such Settlement Date occurs (or, in the case of the first Settlement Date, the period from and including the Closing Date to and including August 31, 2005).
     “Spread Maintenance Account” shall have the meaning specified in Section 5.3(c).
     “Stressed Realizable Value” means, with respect to any Receivable, the value of all Related Security with respect thereto as calculated by the Servicer in accordance with the Credit Manual using the Obligor’s most recent monthly financial statements received by the Servicer.
     “Subsequently Transferred Receivables” has the meaning set forth in the Purchase Agreement.
     “Subsidiary” of a Person shall mean any Person more than 50% of the outstanding voting interests of which shall at any time be owned or Controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or Controlled.
     “Substandard” means, with respect to any Receivable, one which has a UCS Score of “adverse” and is classified as Doubtful or Loss in accordance with the Credit Manual.
     “Supplement” means a supplement to this Base Indenture complying with the terms of Article 13 of this Base Indenture.
     “Supplemental Principal Payment Amount” means, with respect to any Series of Notes, the amount determined in accordance with the related Series Supplement.

     “Tax Opinion” means, with respect to any action or event, an Opinion of Counsel to the effect that, for United States federal income tax purposes (x) in connection with the initial issuance of a Series of Notes, if so specified in the related Series Supplement, such Notes constitute indebtedness and (y) such action or event will not adversely affect the tax characterization of Notes of any outstanding Series or Class of Notes issued to investors as debt and (b) such action or event will not give rise to a taxable event for any Secured Party or the Issuer.
     “Term Loan” means any loan facility which is not an Operating Loan used for the purpose of purchasing fixed assets, expansion, remodeling, or building working capital.
     “Title IV Plan” shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that a Seller, the Issuer or an ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.
     “Transaction Documents” means, collectively, this Base Indenture, each Series Supplement, the Notes, the Servicing Agreement, the Purchase and Contribution Agreement, the Purchase Agreement, each Enhancement Agreement, the Note Purchase Agreement for each Series, and the related Fee Letter (as defined in the related Note Purchase Agreement), the Custodian Agreement, the certificate of formation and limited liability company agreement of the Issuer and any agreements of the Issuer relating to the issuance or the purchase of any Notes.
     “Transfer Agent and Registrar” shall have the meaning specified in Section 2.6 and shall initially be the Trustee.
     “Trust Account” is defined in the Granting Clause to this Base Indenture.
     “Trust Estate” is defined in the Granting Clause to this Base Indenture.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.
     “Trust Officer” shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Managing Director, any Assistant Vice President, any Secretary, any Assistant Treasurer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those contemplated by the Transaction Documents or performed by any person who at the time shall be an above-designated officer and also, with respect to a particular matter, any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case who is responsible for the administration of this Indenture.
     “Trustee” shall mean initially U.S. Bank National Association and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed in accordance with the provisions of this Base Indenture.

     “Trustee Fees and Expenses” means, for any Series Transfer Date, the amount of accrued and unpaid fees and reasonable expenses of the Trustee, subject to the limitations set forth in the applicable fee letters executed by the Issuer or the Servicer and the Trustee with respect to each Series.
     “UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.
     “UCS Score” shall mean the score or classification, as determined for each Receivable in accordance with the Credit Manual as in effect from time to time with such changes as shall be approved by the loan committee of Cofina and the Required Persons for each Series.
     “Unfunded Pension Liability” shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan (and not the assumptions used by the Pension Benefit Guaranty Corporation in calculating such amounts), and (b) for a period of five years following a transaction that might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by a Seller or any ERISA Affiliate as a result of such transaction.
     “U.S.” or “United States” means the United States of America and its territories.
     “U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.
     “VFN Series” means Series 2005-A and, with the consent of the Required Persons for each outstanding VFN Series, any other Series of variable funding notes.
     “Warehouse Note” means any Series of Notes that have a Revolving Period during which scheduled amortizing payments of principal are not scheduled to be made.
     “Weighted Average Life” means, for each Settlement Period (determined as of the last day of each Monthly Period), the sum, for all Receivables, of the amount determined in respect of each Receivable by multiplying (i) a fraction, the numerator of which is the Outstanding Balance of such Receivable and the denominator of which is the Outstanding Balance of all Receivables, times (ii) the remaining term to maturity of such Receivable, expressed in years.
     “Weighted Average Interest Rate” means, for each Settlement Period (determined as of the last day of each Monthly Period), the sum, for all Receivables, of the amount determined in respect of each Receivable by multiplying (i) a fraction, the numerator of which is the Outstanding Balance of such Receivable and the denominator of which is the Outstanding Balance of all Receivables, times (ii) the applicable interest rate for such Receivable.

     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.
     “written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.
     Section 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, except to the extent that the Trustee has been advised by an Opinion of Counsel that the Indenture does not need to be qualified under the TIA or such provision is not required under the TIA to be applied to this Indenture in light of the outstanding Notes. The following TIA terms used in this Indenture have the following meanings:
          “Commission” means the Securities and Exchange Commission.
          “indenture securities” means the Notes.
          “indenture security holder” means a Noteholder.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Trustee.
          “obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.
     Section 1.3. Cross-References. Unless otherwise specified, references in this Indenture and in each other Transaction Document (other than any Enhancement Agreement) to any Article or Section are references to such Article or Section of this Indenture or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
     Section 1.4. Accounting and Financial Determinations; No Duplication. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP applied on a consistent basis When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

     Section 1.5. Rules of Construction. In this Indenture, unless the context otherwise requires:
     (i) “or” is not exclusive;
     (ii) the singular includes the plural and vice versa;
     (iii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;
     (iv) reference to any gender includes the other gender;
     (v) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
     (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and
     (vii) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”.
     Section 1.6. Other Definitional Provisions.
          (a) All terms defined in any Series Supplement or this Base Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Capitalized terms used but not defined herein shall have the respective meaning given to such term in the Servicing Agreement.
          (b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Base Indenture or any Series Supplement shall refer to this Base Indenture or such Series Supplement as a whole and not to any particular provision of this Base Indenture or any Series Supplement; and Section, subsection, Schedule and Exhibit references contained in this Base Indenture or any Series Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Base Indenture or any Series Supplement unless otherwise specified.
ARTICLE 2.
THE NOTES
     Section 2.1. Designation and Terms of Notes. Subject to Sections 2.16 and 2.19, the Notes of each Series and any Class thereof may be issued in bearer form (the “Bearer Notes”) with attached interest coupons and a special coupon (collectively, the “Coupons”) or in fully registered form (the “Registered Notes”), and shall be substantially in the form of exhibits with respect thereto attached to the applicable Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such restrictions, legends or endorsements placed thereon and shall bear, upon their face, the designation for such Series to which they belong so selected by the Issuer, all as determined by the officers executing such Notes, as evidenced by their execution of the Notes; provided, however, that Bearer Notes shall be issued only in conformity with applicable laws and regulations, including the applicable Bearer Rules. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. All Notes of any Series shall, except as specified in the related Series Supplement, be pari passu and equally and ratably entitled as provided herein to the benefits hereof (except that, unless otherwise provided for in a related Series Supplement, the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and the related Series Supplement. If specified in the Series Supplement for any Series, the related Notes shall be issued upon initial issuance as a single note as described in Section 2.16 in an original principal amount equal to the maximum Note Principal of such Series and Class. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. Each Series of Notes shall be issued in the minimum denominations set forth in the related Series Supplement.
     Section 2.2. New Series Issuances. The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement.
          (a) The Issuer may effect the issuance of one or more Series of Notes after the Initial Closing Date (a “New Series Issuance”) from time to time by notifying the Trustee in writing at least ten Business Days in advance (a “New Series Issuance Notice”) of the date upon which the New Series Issuance is to occur (a “New Series Issuance Date”). Any New Series Issuance Notice shall state the designation of any Series (and Classes thereof, if applicable) to be issued on the New Series Issuance Date and, with respect to each such Series: (a) its initial outstanding principal amount, and (b) that the Enhancement Provider with respect to such Series (if any). On the related New Series Issuance Date, the Issuer shall execute and the Trustee shall authenticate and deliver any such Series of Notes only upon delivery to it of the following:
     (i) an Issuer Order (accompanied by the applicable Note or Notes executed by the Issuer) authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series and the aggregate principal amount of Notes of such new Series (and Classes) to be authenticated with respect to such new Series;
     (ii) a Series Supplement executed by the Issuer and the Trustee and specifying the Principal Terms of such new Series;
     (iii) the related Enhancement;
     (iv) the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

     (v) unless otherwise specified in the related Series Supplement, a Tax Opinion with respect to the issuance of such Series, subject to the assumptions and qualifications stated therein, dated the applicable Series Closing Date;
     (vi) written confirmation that the Rating Agency Condition with respect to each outstanding Series of Notes shall have been satisfied with respect to such issuance (or, if there is no applicable Rating Agency, if the Funding Agent consents in writing);
     (vii) an Officer’s Certificate that on such New Series Issuance Date, after giving effect to such New Series Issuance, no Borrowing Base Deficiency will exist;
     (viii) evidence that each of the parties to the Transaction Documents (other than any Series Supplement, Enhancement Agreement or other Transaction Document relating solely to another Series of Notes) has covenanted and agreed that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; and
     (ix) any consents required pursuant to Section 13.1 or otherwise.
Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes. There is no limit to the number of New Series Issuances that may be performed under the Indenture.
          (b) In conjunction with each New Series Issuance, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to any newly issued Series of Notes, which may include, as applicable: (i) its name or designation, (ii) the initial aggregate principal amount of Notes of such Series or a method for calculating the principal and a method for determining principal for any Series with variable principal amount, (iii) the portion of the Trust Estate to be allocated with respect to such Series and the provisions governing such allocations, (iv) the Note Rate (or the method for calculating such Note Rate) with respect to such Series, (v) the Closing Date, (vi) each Rating Agency rating such Series, (vii) the name of the Clearing Agency, if any, (viii) the date or dates from which interest shall accrue, including the interest accrual period, (ix) the periods during which or dates on which principal will be paid or accrued, (x) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Notes of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charges and Recoveries, (xi) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series, (xii) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of moneys therein, (xiii) the Series Termination Date, (xiv) the terms of the Enhancement with respect to such Series and the Enhancement Provider (if any), (xv) the terms on which the Notes of such Series may be repurchased, refinanced, defeased or remarketed to other investors, (xvi) any deposit into any account provided for such Series, (xvii) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xviii) the extent to which the Notes will be issuable in temporary or permanent global form, (xix) whether the Notes may be issued in bearer form and any limitations imposed thereon, (xx) the subordination, if any, of such Series with respect to any other Series, (xxi) transfer restrictions applicable to Notes of such Series and (xxii) any other relevant terms of such Series of Notes (all such terms, the “Principal Terms” of such Series).
          (c) The terms of such Series Supplement may modify or amend the terms of this Indenture solely as applied to such new Series.
     Section 2.3. [Reserved].
     Section 2.4. Execution and Authentication.
          (a) Each Note shall be executed by manual or facsimile signature by the Issuer. Notes bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of such Notes. Unless otherwise provided in the related Series Supplement, no Notes shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
          (b) Pursuant to Section 2.2, the Issuer shall execute and the Trustee shall authenticate and deliver a Series of Notes having the terms specified in the related Series Supplement, upon the written order of the Issuer, to the purchasers thereof, the underwriters for sale or to the Issuer for initial retention by it, in each case, in authorized denominations. If specified in the related Series Supplement for any Series, the Issuer shall execute and the Trustee shall authenticate and deliver the Global Note that is issued upon original issuance thereof, upon the written order of the Issuer, to the Depository against payment of the purchase price therefor. If specified in the related Series Supplement for any Series, the Issuer shall execute and the Trustee shall authenticate Book-Entry Notes that are issued upon original issuance thereof, upon the written order of the Issuer, to a Clearing Agency or its nominee as provided in Section 2.16 against payment of the purchase price thereof.
          (c) All Notes shall be dated and issued as of the date of their authentication except Bearer Notes which shall be dated the applicable issuance date as provided in the related Series Supplement.
          (d) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.13 together with a written statement (which need not comply with Section 16.1 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Issuer, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

     Section 2.5. Authenticating Agent.
          (a) The Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer.
          (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.
          (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee, the Notice Persons, and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Issuer, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Issuer.
          (d) The Issuer agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 2.5.
          (e) Pursuant to an appointment made under this Section 2.5, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:
     This is one of the certificates described in the Indenture.

[Name of Authenticating Agent],

as Authenticating Agent for the Trustee,

By:

Responsible Officer
     Section 2.6. Registration of Transfer and Exchange of Notes.
          (a) (i) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the “Transfer Agent and Registrar”), in accordance with the provisions of Section 2.6(c) and the Bearer Rules, a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Notes of each Series (unless otherwise provided in the related Series Supplement) and registrations of transfers and exchanges of the Notes as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Notes and transfers and exchanges of the Notes as herein provided. If a Person other than the Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Transfer Agent and Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Transfer Agent and Registrar by a Responsible Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes. If any form of Note is issued as a Global Note, the Trustee may, or if and so long as any Series of Notes are listed on the Luxembourg Stock Exchange, and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Indenture to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days’ written notice to the Servicer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Issuer shall appoint a successor Transfer Agent and Registrar.
          (ii) Upon surrender for registration of transfer of any Note at any office or agency of the Transfer Agent and Registrar if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, subject to the provisions of Section 2.6(b), and the Trustee shall authenticate and deliver, and the applicable Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of like aggregate principal amount; provided, that the provisions of this paragraph shall not apply to Bearer Notes.
          (iii) All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
          (iv) At the option of a Noteholder, Notes may be exchanged for other Notes of the same Series of the same Class in authorized denominations of like aggregate principal amount, upon surrender of the Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of any Holder of Registered Notes, Registered Notes may be exchanged for other Registered Notes of the same Series in authorized denominations of like aggregate principal amounts, upon surrender of the Registered Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. Registered Notes may not be exchanged for Bearer Notes. At the option of any Holder of Bearer Notes, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Notes may be exchanged for other Bearer Notes or Registered Notes of the same Series in authorized denominations of like aggregate principal amounts, in the manner specified in the Series Supplement for such Series, upon surrender of the Bearer Notes to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Note surrendered pursuant to this Section 2.6 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Note so surrendered after the close of business on the Record Date preceding the relevant Settlement Date after the related Series Termination Date need not have attached the Coupons relating to such Settlement Date.
          (v) Whenever any Notes of any Series are so surrendered for exchange, if the requirements of Section 8-401(1) of the UCC are met the Issuer shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver and the Noteholders shall obtain from the Trustee, the Notes of such Series which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Noteholder thereof or his attorney-in-fact duly authorized in writing.
          (vi) The preceding provisions of this Section 2.6 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the exchange of any Global Note of any Series for a Definitive Note or the transfer of or exchange any Note of any Series for a period of five Business Days preceding the due date for any payment with respect to the Notes of such Series or during the period beginning on any Record Date and ending on the next following Settlement Date.
          (vii) Unless otherwise provided in the related Series Supplement, no service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.
          (viii) All Notes (together with any Coupons attached to Bearer Notes) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Note upon its exchange in full for Definitive Notes in accordance with its customary procedures.
          (ix) Upon written direction, the Issuer shall deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Notes and Registered Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.
          (x) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

          (xi) Notwithstanding any other provision of this Section 2.6, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency or Foreign Clearing Agency for such Series, or to a successor Clearing Agency or Foreign Clearing Agency for such Series selected or approved by the Issuer or to a nominee of such successor Clearing Agency or Foreign Clearing Agency, only if in accordance with this Section 2.6.
          (xii) If the Notes are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to the Issuer upon any transfer or exchange of any Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.
          (xiii) By its acceptance of a Note, each Noteholder and Note Owner shall be deemed to have represented and warranted that either (i) it is not an employee benefit plan subject to ERISA, a “plan” described in Section 4975 of the Code, an entity deemed to hold the assets of any such plan or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA for which no election has been made under Section 410(d) of the Code) subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code or (ii) its purchase and holding of the Note will not, throughout the term of its holding an interest therein, constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan or a non-electing church plan (as described above), any substantially similar applicable law).
          (b) Unless otherwise provided in the related Series Supplement, registration of transfer of Registered Notes containing a legend relating to the restrictions on transfer of such Registered Notes (which legend shall be set forth in the Series Supplement relating to such Notes) shall be effected only if the conditions set forth in such related Series Supplement are satisfied.
          (c) The Transfer Agent and Registrar will maintain at its expense in the city in which the Corporate Trust Office is located (and subject to this Section 2.6, if specified in the related Series Supplement for any Series, any other city designated in such Series Supplement) an office or offices or an agency or agencies where Notes of such Series may be surrendered for registration of transfer or exchange (except that Bearer Notes may not be surrendered for exchange at any such office or agency in the United States, but may be surrendered for exchange at such office or agency outside the United States as shall be specified in the related Supplement).
     Section 2.7. Appointment of Paying Agent.
          (a) The Paying Agent shall make payments to the Secured Parties from the amounts delivered to the Paying Agent by the Trustee from the appropriate account or accounts maintained for the benefit of the Secured Parties as specified in this Base Indenture or the related Series Supplement for any Series pursuant to Articles 5 and 6. The Required Noteholders may remove the Paying Agent if the Required Noteholders determine that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect or for other good cause. The Paying Agent, unless the Series Supplement with respect to any Series states otherwise, shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Servicer, the Issuer and the Notice Persons. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).
     If specified in the related Series Supplement for any Series, so long as the Notes of such Series are outstanding, the Issuer shall maintain a co-paying agent in the city of the Corporate Trust Office or any other city designated in such Series Supplement. Any reference in this Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise. For so long as any Bearer Notes are outstanding, the Issuer shall maintain a Paying Agent and a Transfer Agent and Registrar outside the United States (as defined in Section 2.6(c)).
          (b) The Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Secured Parties in trust for the benefit of the Secured Parties entitled thereto until such sums shall be paid to such Secured Parties and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Note Owners or other Secured Parties.
     Section 2.8. Paying Agent to Hold Money in Trust.
          (a) The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:
     (i) hold all sums held by it for the payment of amounts due with respect to the Issuer Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
     (ii) give the Trustee and each Notice Person written notice of any default by the Issuer (or any other obligor under the Issuer Obligations) of which it (or, in the case of the Trustee, a Trust Officer) has actual knowledge in the making of any payment required to be made with respect to the Notes;
     (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;
     (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of the Issuer Obligations if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

     (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Issuer Obligations of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
          (b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          (c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee, any Paying Agent or any Clearing Agency in trust for the payment of any amount due with respect to any Issuer Obligation and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the holder of such Issuer Obligation shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee, such Paying Agent or such Clearing Agency with respect to such trust money shall thereupon cease; provided, however, that the Trustee, such Paying Agent or such Clearing Agency, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City and, if the related Series of Notes has been listed on the Luxembourg Stock Exchange, and if the Luxembourg Stock Exchange so requires, in a newspaper customarily published on each Luxembourg business day and of general circulation in Luxembourg City, Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment.
     Section 2.9. Private Placement Legend.
     Unless otherwise provided for in a Series Supplement, in addition to any legend required by Section 2.16, each Note shall bear a legend in substantially the following form:
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER, (2) TO A PERSON THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) THAT PURCHASES FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (3) IN A

TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION AND BASED ON AN OPINION OF COUNSEL IF THE ISSUER AND THE TRANSFER AGENT AND REGISTRAR SO REQUEST, IN EACH CASE IN ACCORDANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.
     Section 2.10. Mutilated, Destroyed, Lost or Stolen Notes.
          (a) If (i) any mutilated Note (together, in the case of Bearer Notes, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to hold the Transfer Agent and Registrar and the Trustee harmless then, in the absence of notice to the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC (which generally permit the Issuer to impose reasonable requirements) are met then, the Issuer shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and aggregate principal balance; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.
     If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser for value of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser for value, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.
          (b) Upon the issuance of any replacement Note under this Section 2.10, the Transfer Agent and Registrar or the Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith.

          (c) Any duplicate Note issued pursuant to this Section 2.10 shall constitute complete and indefeasible evidence of contractual debt obligation of the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.
          (d) Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional Contractual Obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
          (e) The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 2.11. Temporary Notes.
          (a) Pending the preparation of Definitive Notes, the Issuer may request and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.
          (b) If temporary Notes are issued pursuant to Section 2.11(a) above, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 8.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and at the Issuer’s request the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
     Section 2.12. Persons Deemed Owners. Prior to due presentation of a Note for registration of transfer, the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Person in whose name any Note is registered (as of any date of determination) as the owner of the related Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever whether or not such Note be overdue, and none of the Trustee, the Paying Agent, the Transfer Agent and Registrar or any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the requisite number of Holders of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder (including under any Series Supplement), Notes owned by any of the Issuer, any Seller, the Servicer or any Affiliate thereof Controlled by or Controlling CFA shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded.

     In the case of a Bearer Note, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Note or Coupon as the owner of such Bearer Note or Coupon for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary.
     Section 2.13. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
     Section 2.14. Release of Trust Estate. The Trustee shall, in connection with any removal of Removed Receivables from the Trust Estate, release (and execute any documents reasonably requested by CFA or the Issuer which are necessary or appropriate to evidence the release, all at the expense of CFA) the portion of the Trust Estate securing the Removed Receivables from the lien created by this Indenture following receipt by each of the Trustee and each Notice Person of a Cofina Officer’s Certificate certifying that the Deemed Collections with respect thereto have been deposited in full into the Collection Account; provided, however, that no Receivables shall be released from the Trust Estate following the occurrence of an Early Amortization Event without the prior written consent of the Required Persons for each Series.
     Section 2.15. Payment of Principal and Interest.
          (a) The principal of each Series of Notes shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with Section 8.1.
          (b) Each Series of Notes shall accrue interest as provided in the related Series Supplement and such interest shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with Section 8.1.
          (c) Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Settlement Date shall be paid to the Person in whose name such Note is registered at the close of business on any Record Date with respect to a Settlement Date for such Note and such Person shall be entitled to receive the principal and interest payable on such Settlement Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date or, if the related investor has provided the

Trustee wiring instructions at least five (5) Business Days prior to the related Settlement Date, then by wire or electronic funds transfer in immediately available funds to the account designated by the Holder of such Note, except that, unless Definitive Notes have been issued pursuant to Section 2.18, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire or electronic funds transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Settlement Date or on the Legal Final Settlement Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 15.1) which shall be payable as provided herein; except that, any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable. The funds represented by any such checks returned undelivered shall be held in accordance with Section 2.8.
     Section 2.16. Book-Entry Notes.
          (a) If provided in the related Series Supplement, the Notes of such Series, upon original issuance, shall be issued in the form of Book-Entry Notes, to be delivered to the depository specified in such Series Supplement (the “Depository”), which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Notes of each Series issued as Book-Entry Notes shall, unless otherwise provided in the related Series Supplement, initially be registered on the Note Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. Unless otherwise provided in a related Series Supplement, no Note Owner of Notes issued as Book-Entry Notes will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.18.
          (b) For each Series of Notes to be issued in registered form, the Issuer shall duly execute, and the Trustee shall, in accordance with Section 2.4 hereof, authenticate and deliver initially, unless otherwise provided in the applicable Series Supplement, one or more Global Notes that shall be registered on the Note Register in the name of a Clearing Agency or Foreign Clearing Agency or such Clearing Agency’s or Foreign Clearing Agency’s nominee. Each Global Note registered in the name of DTC or its nominee shall bear a legend substantially to the following effect:
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO COFINA FUNDING, LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.
     So long as the Clearing Agency or Foreign Clearing Agency or its nominee is the registered owner or holder of a Global Note, the Clearing Agency or Foreign Clearing Agency or

its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for purposes of this Indenture and such Notes. Members of, or participants in, the Clearing Agency or Foreign Clearing Agency shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Agency or Foreign Clearing Agency, and the Clearing Agency or Foreign Clearing Agency may be treated by the Issuer, the Trustee, any Agent and any agent of such entities as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, any Agent and any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or Foreign Clearing Agency or impair, as between the Clearing Agency or Foreign Clearing Agency and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.
          (c) Subject to Section 2.6(a)(xi), the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and such procedures governing the use of such Clearing Agencies as may be enacted from time to time shall be applicable to a Global Note insofar as interests in such Global Note are held by the agent members of Euroclear or Clearstream (which shall only occur in the case of a temporary Regulation S Global Note and a permanent Regulation S Global Note). Account holders or participants in Euroclear and Clearstream shall have no rights under this Indenture with respect to such Global Note and the registered holder may be treated by the Issuer, the Trustee, any Agent and any agent of the Issuer or the Trustee as the owner of such Global Note for all purposes whatsoever.
          (d) Title to the Notes shall pass only by registration in the Note Register maintained by the Transfer Agent and Registrar pursuant to Section 2.6.
          (e) Any typewritten Note or Notes representing Book-Entry Notes shall provide that they represent the aggregate or a specified amount of outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a typewritten Note or Notes representing Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered to the Trustee pursuant to Section 2.4(b). The Trustee shall deliver and redeliver any typewritten Note or Notes representing Book-Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order. Any instructions by the Issuer with respect to endorsement or delivery or redelivery of a typewritten Note or Notes representing the Book-Entry Notes shall be in writing but need not comply with Section 14.3 and need not be accompanied by an Opinion of Counsel.
          (f) Unless and until definitive, fully registered Notes of any Series or any Class thereof (“Definitive Notes”) have been issued to Note Owners with respect to any Series of Notes initially issued as Book-Entry Notes pursuant to Section 2.18 or the applicable Series Supplement:

     (i) the provisions of this Section 2.16 shall be in full force and effect with respect to each such Series;
     (ii) the Issuer, the Sellers, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the making of payments on the Notes of each such Series and the giving of instructions or directions hereunder) as the authorized representatives of such Note Owners;
     (iii) to the extent that the provisions of this Section 2.16 conflict with any other provisions of this Indenture, the provisions of this Section 2.16 shall control;
     (iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of such Series of Notes evidencing a specified percentage of the outstanding principal amount of such Series of Notes, the Clearing Agency or Foreign Clearing Agency, as applicable, shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Series of Notes and has delivered such instructions to the Trustee;
     (v) the rights of Note Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the related Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.18, the applicable Clearing Agencies or Foreign Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on such Series of Notes to such Clearing Agency Participants; and
     (vi) Note Owners may receive copies of any reports sent to Noteholders of the relevant Series generally pursuant to the Indenture, upon written request, together with a certification that they are Note Owners and payments of reproduction and postage expenses associated with the distribution of such reports, from the Trustee at the Corporate Trust Office.
     Section 2.17. Notices to Clearing Agency. Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.18 or the applicable Series Supplement, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the applicable Clearing Agency or Foreign Clearing Agency for distribution to the Holders of the Notes.
     Section 2.18. Definitive Notes.

          (a) Conditions for Exchange. If with respect to any Series of Book-Entry Notes (i) (A) the Issuer advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Issuer is not able to locate a qualified successor, (ii) the Issuer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Notes or (iii) after the occurrence of an Event of Default, Note Owners of a Series representing beneficial interests aggregating not less than 50% (or such other percentage specified in a related Series Supplement) of the portion of outstanding principal amount of the Notes represented by such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Note Owners of such Series, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series requesting the same. Upon surrender to the Trustee of the typewritten Note or Notes representing the Book-Entry Notes of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Notes of such Series. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series and upon the issuance of any Series of Notes or any Class thereof in definitive form in accordance with the related Series Supplement, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series or Classes as Noteholders of such Series or Classes hereunder. Notwithstanding anything in this Indenture to the contrary, Definitive Notes shall not be issued in respect of any Series Temporary Regulation S Global Note unless the applicable Restricted Period has expired and then only upon receipt by the Trustee from the Holder thereof of any certifications required by the relevant Series Supplement.
          (b) Transfer of Definitive Notes. Subject to the terms of this Indenture (including the requirements of any relevant Series Supplement), the holder of any Definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Transfer Agent and Registrar for such purpose in the city in which the Corporate Trust Office is located, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Transfer Agent and Registrar by, the holder thereof and, if applicable, accompanied by a certificate substantially in the form required under the related Series Supplement. In exchange for any Definitive Note properly presented for transfer, the Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be executed, authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Definitive Note in part, the Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Definitive Notes for the aggregate principal amount that was not transferred. No transfer of any Definitive Note shall be made unless the request for such transfer is made by the Holder at such office. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for such Series, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders of such Series.
     Section 2.19. Global Note; Euro-Note Exchange Date. If specified in the related Series Supplement for any Series, (i) the Notes may be initially issued in the form of a single temporary global note (the “Global Note”) in registered or bearer form, without interest coupons, in the denomination of the initial aggregate principal amount of the Notes and (ii) a Class of Notes may be issued in the form of a single temporary global note in registered or bearer form, in the denomination of the portion of the initial aggregate principal amount of the Notes represented by such Class, each substantially in the form attached to the related Series Supplement. Unless otherwise specified in the related Series Supplement, the provisions of this Section 2.19 shall apply to such Global Note. The Global Note will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Series Supplement for Registered Notes or Bearer Notes in definitive form.
     Section 2.20. Tax Treatment. (a) The Issuer has structured this Indenture and any Collateral Interest, and the Notes have been (or will be) issued with the intention that, the Notes and any Collateral Interest will qualify under applicable tax law as indebtedness of the Issuer secured by the Trust Estate and any entity acquiring any direct or indirect interest in any (i) Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) or (ii) Collateral Interest or any interest therein agrees to treat the Collateral Interest or any interest therein, for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it and each owner of any Collateral Interest or any interest therein agrees that it will cause any Person acquiring any such interest to comply with this Indenture as to treatment as indebtedness for such tax purposes.
     (b) The Issuer and the Trustee hereby agree that, notwithstanding any other express or implied agreement to the contrary, any and all Persons, and any of their respective employees, representatives, and other agents may disclose, immediately upon commencement of discussions, to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. For purposes of this paragraph, the terms “tax,” “tax treatment,” “tax structure,” and “tax benefit” are defined under treasury regulation §1.6011-4(c).
ARTICLE 3.
[ARTICLE 3 IS RESERVED AND SHALL BE SPECIFIED IN ANY

SUPPLEMENT WITH RESPECT TO ANY SERIES OF VARIABLE FUNDING
NOTES]
ARTICLE 4.
NOTEHOLDER LISTS AND REPORTS
     Section 4.1. Issuer To Furnish To Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause the Transfer Agent and Registrar to furnish to the Trustee (a) not more than five days after each Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Transfer Agent and Registrar, no such list shall be required to be furnished. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent such list for payment of distributions to Noteholders.
     Section 4.2. Preservation of Information; Communications to Noteholders.
          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in Section 4.1 and the names and addresses of Holders received by the Trustee in its capacity as Transfer Agent and Registrar. The Trustee may destroy any list furnished to it as provided in such Section 4.1 upon receipt of a new list so furnished.
          (b) Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes. Unless otherwise provided in the related Series Supplement, if holders of Notes evidencing in aggregate not less than 20% of the outstanding principal balance of the Notes of any Series (the “Applicants”) apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall within 5 Business Days after the receipt of such application afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Servicer notice that such request has been made within five Business Days after the receipt of such application. Such list shall be as of the most recent Record Date, but in no event more than 45 days prior to the date of receipt of such Applicants’ request.
          (c) Every Noteholder, by receiving and holding a Note, agrees with the Issuer and the Trustee that neither the Issuer, the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with this Section 4.2, regardless of the source from which such information was obtained.

     Section 4.3. Reports by Issuer.
          (a) The Servicer on behalf of the Issuer shall:
     (i) deliver to the Trustee and the Notice Persons, at least two (2) Business Days (if reasonably practical) after the date, if any, the Issuer is required to file the same with the Commission, hard and electronic copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;
     (ii) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports, if any, with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;
     (iii) supply to the Trustee (and the Trustee shall make available via its website to all Enhancement Providers and Noteholders) such summaries of any information, documents and reports required to be filed by the Issuer (if any) pursuant to clauses (i) and (ii) of this Section 4.3(a) as may be required by rules and regulations prescribed from time to time by the Commission; and
     (iv) prepare and distribute any other reports required to be prepared by the Servicer under any Transaction Documents.
          (b) The fiscal year of the Issuer shall end on September 30 of each year.
     Section 4.4. Reports and Records for the Trustee and Instructions.
          (a) Unless otherwise stated in the related Series Supplement with respect to any Series and subject to the requirements of Section 4.4, on each Determination Date the Issuer shall require the Servicer to forward to the Trustee and the Notice Persons a Monthly Servicer Report prepared by the Servicer.
          (b) Unless otherwise specified in the related Series Supplement, on each Settlement Date, the Trustee or the Paying Agent shall make available via its website to each Noteholder of record of each outstanding Series, each applicable Rating Agency and each applicable Enhancement Provider the Monthly Noteholders’ Statement with respect to such Series.
ARTICLE 5.
ALLOCATION AND APPLICATION OF COLLECTIONS
     Section 5.1. Rights of Noteholders. Each Series of Notes shall be secured by the entire Trust Estate and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article 5 to be deposited in the Investor Accounts and any Series Account (if so specified in the related Series Supplement) or to be paid to the Noteholders of such Series. Each Series of Notes shall also benefit solely from the Enhancement issued with respect to such Series. In no event shall the grant of a security interest in the entire Trust Estate be deemed to entitle any Noteholder to receive Collections or other proceeds of the Trust Estate in excess of the amounts described in Article 5.
     Section 5.2. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article 11.
     Section 5.3. Establishment of Accounts.
          (a) The Lockbox Account. (i) The Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Lockbox Account established by the Servicer in accordance with Section 3.01 of the Servicing Agreement and the proceeds thereof for the benefit of the Secured Parties. The Lockbox Account shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties. The Servicer at all times shall maintain accurate records reflecting each transaction in the Lockbox Account, and funds held therein shall at all times be held in trust for the benefit of the Secured Parties.
     (ii) The agreement governing the Lockbox Account shall specify that on each Business Day good funds on deposit in the Lockbox Account shall be swept into the Collection Account.
          (b) The Collection Account. On or prior to the Initial Closing Date, the Indenture Trustee shall establish and thereafter maintain in the State of New York or in the city in which the Corporate Trust Office is located, with a Qualified Institution or as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account, in the name of the Trustee, an account (the “Collection Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties. The Trustee shall be the entitlement holder of the Collection Account and shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Collection Account and the proceeds thereof for the benefit of the Secured Parties. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties. Initially, the Collection Account will be established with the Trustee.

          (c) The Spread Maintenance Account. (i) The Trustee, for the benefit of the Secured Parties, shall establish and thereafter maintain in the State of New York or in the city in which the Corporate Trust Office is located, with a Qualified Institution, in the name of the Trustee, a securities account (the “Spread Maintenance Account”), bearing a designation clearly indicating that the funds therein are held for the benefit of the Secured Parties. The Trustee shall be the entitlement holder of the Spread Maintenance Account and shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time therein and in all proceeds thereof for the benefit of the Secured Parties. The Spread Maintenance Account shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties. The Trustee at all times shall maintain accurate records reflecting each transaction in the Spread Maintenance Account and that funds held therein shall at all times be held in trust for the benefit of the Secured Parties.
     (ii) On the issuance date of any Series, the Issuer will deposit, or cause to be deposited, into the Spread Maintenance Account sufficient amounts of funds such that, after giving effect to such deposit, the Spread Maintenance Reserve Required Amount is on deposit therein, and thereafter amounts shall be deposited in the Spread Maintenance Account in accordance with Section 5.4. Any and all moneys remitted by the Trustee to the Spread Maintenance Account shall be invested in Permitted Investments in accordance with this Indenture and shall be distributed in accordance with this Section 5.3(c).
     (iii) On each Settlement Date, the Trustee shall, in accordance with the Monthly Servicer Report for such Series, deposit into the Settlement Account for each Series from the Spread Maintenance Account an amount equal to the Permitted Settlement Date Withdrawals for such Series. On each Business Day, the Trustee shall, in accordance with the Daily Servicer Report or Monthly Servicer Report, as applicable, deposit in the Collection Account for distribution in accordance with Section 5.3(c) of this Indenture the excess, if any, of (A) amounts then on deposit in the Spread Maintenance Account (after giving effect to any withdrawals therefrom on such Settlement Date) over (b) the Spread Maintenance Reserve Required Amount. On the Legal Final Settlement Date for the Series with the latest Legal Final Settlement Date, any remaining funds in the Spread Maintenance Account shall be deposited in the Collection Account and, subject to the limitations set forth in any Supplement, distributed in accordance with Section 5.3(c) of this Indenture and the related Series Supplement. If the amount on deposit in the Spread Maintenance Account on a Settlement Date is not sufficient to pay in full the aggregate Permitted Settlement Date Withdrawals referred to above then the amounts of funds then available in the Spread Maintenance Account will be allocated among the various Series on a pro rata basis in proportion to the amount of their respective Permitted Settlement Date Withdrawals.
          (d) The Settlement Accounts. For each Series, the Trustee, for the benefit of the Secured Parties of such Series, shall establish and maintain in the State of New York or in the city in which the Corporate Trust Office is located, with one or more Qualified Institutions, in the name of the Trustee, an account (each, a “Settlement Account” and collectively, the “Settlement Accounts”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties of such Series. The Trustee shall be the entitlement holder of each Settlement Account and shall possess all right, title and interest in all funds on deposit from time to time in the Settlement Accounts and in all proceeds thereof. The Settlement Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties of such Series. The Trustee at all times shall maintain accurate records reflecting each transaction in each Settlement Account and that funds held therein shall at all times be held in trust for the benefit of the Secured Parties.
          (e) Series Accounts. If so provided in the related Series Supplement, the Trustee, for the benefit of the Secured Parties of such Series, shall cause to be established and maintained in the State of New York or in the city in which the Corporate Trust Office is located, with a Qualified Institution, in the name of the Trustee, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties of such Series. The Trustee shall be the entitlement holder of the each Series Account and shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time therein and in all proceeds thereof for the benefit of the Secured Parties. Each Series Account shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties. To the extent that the Trustee holds any Series Account, the Trustee at all times shall maintain accurate records reflecting each transaction in each Series Account and that funds held therein shall at all times be held in trust for the benefit of the Secured Parties. Each such Series Account will have the other features and be applied as set forth in the related Series Supplement.
          (f) Administration of the Trust Accounts. Funds on deposit in the Trust Accounts that are not both deposited and to be withdrawn on the same date shall be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Series Transfer Date related to the Monthly Period in which such funds were received or deposited. The Trustee: (i) shall hold each Permitted Investment (other than such as are described in clause (c) of the definition thereof) that constitutes investment property through a securities intermediary (the Trustee hereby agrees that it shall act as “securities intermediary” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Trust Accounts held by the Trustee), which securities intermediary shall (and the Trustee hereby does) (I) agree that such investment property shall at all times be credited to a securities account of which the Trustee is the entitlement holder, (II) comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (III) agree that all property credited to such securities account shall be treated as a financial asset (as defined in Section 8-102(a)(9) of the UCC), (IV) waive any lien on, security interest in, or right of set-off with respect to any property credited to such securities account, and (V) agree that its jurisdiction for purposes of Section 8-110 and Section 9-305(a)(3) of the UCC shall be New York; and (ii) maintain for the benefit of the Secured Parties, possession or control of each other Permitted Investment (including any negotiable instruments, if any, evidencing such Permitted Investments) not described in clause (i) above (other than such as are described in clause (c) of the definition thereof.) Terms used in clause (i) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. On the second Business Day of each month, all interest and earnings (net of losses and investment expenses) for the prior Monthly Period on funds on deposit in a Trust Account held by the Trustee shall be deposited in the Collection Account and treated as Investment Earnings. Subject to the restrictions set forth above, the Issuer, or a Person designated in writing by the Issuer, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Trust Accounts. If the Trustee does not receive such instructions, it is directed to invest such funds in Permitted Investments specified in clause (a)(iv) of the definition thereof.
          (g) Qualified Institution. If, at any time, the institution holding any account established pursuant to this Section 5.3 ceases to be a Qualified Institution, the Trustee shall notify the Notice Persons and each Rating Agency and within 10 Business Days establish a new account or accounts, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new account or accounts, as the case may be.
     Section 5.4. Collections and Allocations.
          (a) Collections in General. Until this Indenture is terminated pursuant to Section 12.1, the Issuer shall or shall cause the Servicer under the Servicing Agreement to cause all Collections due and to become due, as the case may be, and all other amounts required by this Indenture and the other Transaction Documents to be paid to the Lockbox Account or the Collection Account. Any Collections received directly by the Issuer or the Servicer shall be deposited by the Issuer or the Servicer, as applicable, into the Collection Account within one (1) Business Day of identification of such Collections, but in no event later than the second Business Day following such date of receipt. All monies, instruments, cash and other proceeds received by the Servicer in respect of the Trust Estate pursuant to this Indenture shall be deposited in the Collection Account as specified herein and shall be applied as provided in this Article 5 and in Article 6.
          (b) Disqualification of Institution Maintaining Collection Account. Upon and after the establishment of a new Collection Account with a Qualified Institution, the Servicer shall deposit or cause to be deposited all Collections as set forth in Section 5.4(a) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account).
          (c) Priority of Payments. On each Business Day, the Trustee, based on the Daily Servicer Report, shall distribute funds on deposit in the Collection Account to the Persons and in the order of priority set forth in clause (i) below. On each Settlement Date, the Trustee, based on the Monthly Servicer Report, shall distribute funds from the Collection Account in an amount equal to the Available Distribution Amount to the Persons and in the order of priority set forth in clauses (ii) and (iii):
     (i) On each Business Day prior to the occurrence of an Early Amortization Event or an Event of Default, the Trustee will make the following allocations with respect to amounts then on deposit in the Collection Account in the following order of priority:

     (1) To set aside in the Collection Account an amount equal to the Accrued Facility Costs for further transfer on the next Settlement Date;
     (2) To the Spread Maintenance Account, until the amount (after giving effect to all distributions to be made on such Settlement Date) equals the Spread Maintenance Reserve Required Amount;
     (3) To the Settlement Account for each Series of Warehouse Notes specified by the Servicer in reduction of the principal amount outstanding thereunder in such amounts as specified by the Servicer; and
     (4) To the applicable Seller, an amount equal to the unpaid purchase price payable to the Seller under the Purchase Agreement;
     (5) Any remaining amounts shall be retained in the Collection Account for further distribution in accordance with this Section 5.4(c).
     (ii) On each Settlement Date, if neither an Early Amortization Event nor an Event of Default shall have occurred (or has been waived in accordance with the terms hereof), the Trustee will make the following payments from the Available Distribution Amount then on deposit in the Collection Account to the following Persons in the following order of priority:
     (1) To the Trustee, an amount equal to all Trustee Fees and Expenses then due and payable for all Series then Outstanding, plus any Trustee Fees and Expenses due but not paid on any prior Settlement Date (up to $50,000 in the aggregate per year);
     (2) To the Servicer an amount equal to the Servicing Fee for such Settlement Date (plus any Servicing Fee due but not paid to the Servicer on any prior Settlement Date);
     (3) To the Custodian, any fees and expenses then due and payable to the Custodian pursuant to the Custodian Agreement, plus any such fees and expenses due but not paid on any prior Settlement Date (up to $10,000 in the aggregate per year);
     (4) If a successor Servicer shall have been appointed, to such successor Servicer an amount in reimbursement of transition costs actually incurred by such successor Servicer (up to $50,000 in the aggregate);
     (5) To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all scheduled payments and interest thereon (but excluding termination payments thereunder) then due and payable under the related Interest Rate Hedge Agreement and the amount of any arrearages thereof, if any;
     (6) In payment of the following amounts on a pro rata basis: to each Settlement Account for each Series of Notes then Outstanding, an amount equal to the

Interest Payments (including Premiums, if applicable) then due and payable for such Series;
     (7) To the Settlement Account for each Series of Notes then Outstanding, an amount equal to the Scheduled Principal Payment Amounts then due and payable for such Series;
     (8) First, to the Settlement Account for each Series of Warehouse Notes then Outstanding (until all Warehouse Notes are paid in full), an amount equal to the Supplemental Principal Payment Amount then due and payable for such Series, on a pro rata basis, and then to the Settlement Account for each other Series of Notes then Outstanding, an amount equal to the Supplemental Principal Payment Amount then due and payable for such Series, on a pro rata basis; provided that if a Borrowing Base Deficiency would exist after payment of such amounts, then the Supplemental Principal Payment Amount (to the extent of cash available to actually make such payment) otherwise payable pursuant to this clause (10) shall be paid to the Settlement Account for each Series of Notes then Outstanding, in each case on a pro rata basis;
     (9) To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to clause (7) above), if any;
     (10) To each Settlement Account for each Series of Notes then Outstanding, an amount equal to all other amounts then due and payable to the Noteholders of such Series including, without limitation, unpaid additional interest, fees, increased costs, taxes and indemnity payments identified in the related Series Supplement or the related Note Purchase Agreement;
     (11) To the Trustee, an amount equal to all Trustee Fees and Expenses then due and payable (after giving effect to clause (1) above);
     (12) To the Custodian, an amount equal to all custodian fees then due and payable (after giving effect to clause (3) above);
     (13) To the Servicer, an amount equal to all other amounts then due and payable to the Servicer (after giving effect to clauses (2) and (4) above); and
     (14) To the Issuer (or its designee), any remaining Available Distribution Amount.
     (iii) On each Settlement Date, if an Early Amortization Event or Event of Default shall have occurred with respect to any Series then Outstanding (and has not been waived in accordance with the terms hereof), the Trustee will make the following payments from the Available Distribution Amount then on deposit in the Trust Accounts to the following Persons in the following order of priority;

     (1) To the Trustee an amount equal to all Trustee Fees and Expenses then due and payable for all Series then Outstanding;
     (2) To the Servicer an amount equal to the Servicing Fee for such Settlement Date (plus any Servicing Fee due but not paid to the Servicer on any prior Settlement Date);
     (3) To the Custodian, any fees and expenses then due and payable pursuant to the Custodian Agreement, plus any such fees and expenses due but not paid on any prior Settlement Date (up to $10,000 in the aggregate per year);
     (4) If a successor Servicer shall have been appointed, to such successor Servicer an amount in reimbursement of transition costs actually incurred by such successor Servicer (up to $50,000 in the aggregate);
     (5) To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all scheduled payments and interest thereon (but excluding termination payments thereunder) then due and payable under the related Interest Rate Hedge Agreement and the amount of any arrearages thereof, if any;
     (6) In payment of the following amounts on a pro rata basis: to each Settlement Account for each Series of Notes then Outstanding, an amount equal to the Interest Payments (including Premiums, if applicable) then due and payable for such Series;
     (7) To each Settlement Account, the then unpaid principal balance of the related Notes, on a pro rata basis, until such amounts are paid in full;
     (8) To each Settlement Account for each Series then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts payable to the Noteholders of such Series, including, without limitation, unpaid additional interest, fees, increased costs, taxes and indemnity payments identified in the related Series Supplement or the related Note Purchase Agreement;
     (9) To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to clause (5) above), if any;
     (10) To the Custodian, an amount equal to all custodian fees then due and payable (after giving effect to clause (3) above);
     (11) To the Servicer, an amount equal to all other amounts then due and payable to the Servicer (after giving effect to clauses (2) and (4) above); and
     (12) To the Issuer (or its designee), any remaining Available Distribution Amount.

          (d) If any Series has more than one Class of Notes then Outstanding, then the Available Distribution Amount shall be calculated without regard to the payment priorities of the Classes of Notes within such Series. Once the Available Distribution Amount has been allocated to each Series, then that portion of the Available Distribution Amount allocable to such Series shall be paid to each Class of Noteholders of such Series in accordance with the priority of payments set forth in the related Supplement.
     Section 5.5. Determination of Interest Payments. Interest Payments with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.
     Section 5.6. Determination of Principal Amounts. Supplemental Principal Payment Amounts and Scheduled Principal Payment Amounts with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Legal Final Settlement Date with respect to such Series.
     Section 5.7. General Provisions Regarding Accounts. Subject to Section 12.1(c), the Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Estate resulting from any loss on any Permitted Investment included therein except for losses attributable to the Trustee’s failure to make payments on such Permitted Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
     Section 5.8. [Reserved].
     Section 5.9. Release of Trust Estate.
          (a) Subject to the payment of its fees and expenses pursuant to Section 12.6 and satisfaction of the requirements of Section 2.14, the Trustee shall when required by the provisions of this Indenture or the Servicing Agreement with respect to Removed Receivables, execute instruments to release property from the lien of this Indenture, and convey the Trustee’s interest in the same, in a manner and under circumstances that are in compliance with the express provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article 5 shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
          (b) The Trustee shall, at such time as there are no Notes outstanding and all sums due the Trustee pursuant to Section 12.6 have been paid and all amounts owing to the Noteholders and Enhancement Providers by the Issuer have been paid in full, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Trustee shall release property from the lien of this Indenture pursuant to this Section 5.9(b) only upon receipt of an Issuer Request accompanied by a Cofina Officer’s Certificate.
     Section 5.10. Prepayment of Notes.

          (a) Mandatory Prepayments. Unless otherwise specified in a Series Supplement, the Issuer shall be required to prepay the then unpaid principal balance of all, or a part of, one or more Series of Notes then Outstanding if, on any Settlement Date, Borrowing Base Deficiency exists, and such prepayment shall be in the amount necessary such that, after giving effect to such prepayment, no Borrowing Base Deficiency exists. The calculations referred to herein shall be evidenced by the Monthly Servicer Report received by the Trustee. If a prepayment is required, the Issuer shall pay to the Noteholders of all Series of Warehouse Notes then Outstanding, on a pro rata basis, in proportion to the then unpaid principal balances of such Warehouse Notes, an amount such that, after giving effect to such prepayment, no Borrowing Base Deficiency exists; provided, however, that if the Issuer is unable to prepay the principal balance of all such Series of Warehouse Notes in the amount necessary such that after giving effect to such prepayment, no Borrowing Base Deficiency exists, then the amount of any prepayment actually made in accordance with the provisions of this Section 5.10(a) shall be allocated to all Series of Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of such Notes. Any prepayment of Notes made pursuant to the provisions of this Section 5.10(a) shall be accomplished by a deposit of funds into the Collection Account.
          (b) Voluntary Prepayments. The Issuer may, from time to time, make an optional prepayment of principal of the Notes of a Series at the times, in the amounts and subject to the conditions set forth in the related Series Supplement. The Issuer shall give notice of any prepayment to the Trustee and the applicable Notice Persons (which notice may be set forth in the Daily Settlement Report) and shall promptly confirm any telephonic notice of prepayment in writing. Any optional prepayment of principal made by the Issuer pursuant to this Section 5.10(b) shall also include accrued interest to the date of the prepayment on the amount being prepaid. Any optional prepayment made pursuant to the provisions of this Section 5.10(b) shall be accomplished by a deposit of funds directly into the Collection Account and, unless otherwise specified in the Series Supplement for any Series of Notes then Outstanding, may be applied by the Issuer to reduce the unpaid principal balance of one or more Series of Notes then Outstanding, such Series to be selected in the sole discretion of the Issuer.
[THE REMAINDER OF ARTICLE 5 IS RESERVED AND SHALL BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO ANY SERIES.]
ARTICLE 6.
[ARTICLE 6 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT
WITH RESPECT TO ANY SERIES]
ARTICLE 7.
[ARTICLE 7 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT
WITH RESPECT TO ANY SERIES]

ARTICLE 8.
COVENANTS
     Section 8.1. Payment of Notes. The Issuer shall duly and punctually pay or cause to be paid principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.
     Section 8.2. Maintenance of Office or Agency. At all times from the date hereof to the Indenture Termination Date, the Issuer will maintain in the Borough of Manhattan, the City of New York, or in the city in which the Corporate Trust Office is located an office or agency (which may be an office of the Trustee, Transfer Agent and Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and where, at any time when the Issuer is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee and the Notice Persons of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.
     The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer.
     Section 8.3. Money for Payments To Be Held in Trust. At all times from the date hereof to the Indenture Termination Date all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the applicable Settlement Account shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from such Settlement Account for payments of such Notes shall be paid over to the Issuer except as provided in this Indenture.
     Section 8.4. Conduct of Business and Maintenance of Existence. At all times from the date hereof to the Indenture Termination Date, except as otherwise permitted by the provisions of Section 8.10, the Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, to the extent permitted under this Agreement, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the other Transaction Documents, the Trust Estate and each other instrument or agreement included in the Trust Estate.
     Section 8.5. Protection of the Trust Estate. At all times from the date hereof to the Indenture Termination Date, the security interest Granted pursuant to this Indenture in favor of the Secured Parties shall be prior to all other Liens (subject to Permitted Encumbrances) in respect of the Trust Estate and the Issuer shall take or cause to be taken all actions necessary to obtain and maintain, in favor of the Trustee, for the benefit of the Secured Parties, a first lien (subject to Permitted Encumbrances) on and a first priority, perfected security interest in the Trust Estate. At all times from the date hereof to the Indenture Termination Date, the Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:
     (i) Grant more effectively all or any portion of the Trust Estate;
     (ii) maintain or preserve the Lien and security interest (and the priority thereof) in favor of the Trustee for the benefit of the Secured Parties created by this Indenture or carry out more effectively the purposes hereof;
     (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;
     (iv) enforce any of the Trust Estate;
     (v) preserve and defend the rights of the Trustee in such Trust Estate against the claims of all persons and parties (subject to Permitted Encumbrances); and
     (vi) pay all taxes or assessments levied or assessed upon the Trust Estate when due.
     The Issuer hereby agrees to file any financing statement or continuation statement required by any Required Person pursuant to this Section 8.5 and hereby authorizes the Trustee to file any financing schedule or continuation statement required pursuant to this Section 8.5.
     Section 8.6. Affirmative Covenants of Issuer. At all times from the date hereof to the Indenture Termination Date:
          (a) Financial Reporting. The Issuer will maintain a system of accounting established and administered in accordance with GAAP, and furnish to each Notice Person and the Trustee (and the Trustee shall promptly furnish to each Notice Person of each Series):

     (i) Annual Reporting. Within ninety-five (95) days after the close of the Issuer’s, Cofina’s, CFA’s, and CHS’ fiscal years, audited financial statements of the Issuer, Cofina, CFA, and CHS, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements of CFA need not be audited by such accountants) for the Issuer, Cofina, CFA, and CHS and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, capital and cash flows, accompanied by an unqualified audit report certified by nationally recognized independent certified public accountants, prepared in accordance with GAAP and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, nothing has come to their attention to cause such accountants to believe that a breach of any financial covenant or restriction set forth in (x) Section 2.04(e) of the Servicing Agreement, with respect to Cofina, as Servicer or (y) Section 8.6(m), with respect to the Issuer has occurred, or if, in the opinion of such accountants, any such event shall exist, stating the nature and status thereof.
     (ii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Issuer’s or Cofina’s, as applicable, chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Issuer or Cofina, as applicable, and (y) to the best of such Person’s knowledge, no Default, Event of Default, Early Amortization Event or Potential Early Amortization Event exists, or if any Default, Event of Default, Early Amortization Event or Potential Early Amortization Event exists, stating the nature and status thereof.
     (iii) Notice of Default, Event of Default, Early Amortization Event or Potential Early Amortization Event. Immediately, and in any event within one (1) Business Day after the Issuer obtains knowledge of the occurrence of each Default, Event of Default, Early Amortization Event or Potential Early Amortization Event, a statement of the chief financial officer or chief accounting officer of the Issuer setting forth details of such Default, Event of Default, Early Amortization Event or Potential Early Amortization Event and the action which the Issuer proposes to take with respect thereto.
     (iv) Change in Credit and Collection Policy or in Credit Manual. Within ten (10) Business Days after the date any change in or amendment to the Credit Manual is made, a copy of the Credit Manual then in effect indicating such change or amendment.
     (v) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any ERISA Event which either (i) the Issuer or any ERISA Affiliate of the Issuer files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or (ii) the Issuer or any ERISA Affiliates of the Issuer receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor. The Issuer shall give the Trustee and each Notice Person prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA.
     (vi) Monthly Reporting. As soon as available, and in any event not later than the 15th day of the month following each monthly accounting period, a copy of monthly consolidated financial statements of Cofina and its Subsidiaries certified by the Servicer and substantially in the form of Exhibits D, E, and F hereto. On or prior to each Determination Date, the Monthly Servicer Report.
     (vii) Proceedings. Promptly, notice of: (1) each action, suit or proceeding before any Official Body which may adversely affect its condition or operations, financial or otherwise; and (2) any dispute or the commencement of any proceeding with respect to any of its obligations under the Transaction Documents.
     (viii) Other Information. Such other information (including nonfinancial information) as the Trustee or any Notice Person of any Series may from time to time reasonably request with respect to any Seller, the Issuer, the Servicer, or any Subsidiary of any of the foregoing.
          (b) Conduct of Business. The Issuer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly formed, validly existing and in good standing as a domestic limited liability company in its jurisdiction of formation and to maintain all requisite authority to conduct its business in each other jurisdiction in which its business is conducted to the extent that the failure to maintain such requisite authority would have a Material Adverse Effect. The Issuer shall not engage in any business other than financing, purchasing, owning and managing Receivables in the manner contemplated by this Indenture and the Transaction Documents, the issuance of notes and activities incidental thereto and will not be a party to any agreement other than the Transaction Documents or own any assets other than those acquired under the Purchase Agreement, Permitted Investments and rights under the Transaction Documents.
          (c) Compliance with Laws. The Issuer will comply with all Laws (including, without limitation, all licensing requirements and ERISA) to which it or its properties may be subject. The pledge of the Receivables hereunder and the transfer of Receivables under the Purchase Agreement, the application of the proceeds thereof and consummation of the transactions contemplated by the Transaction Documents will not violate any provision of any Laws or any rule, regulation or order issued by the Commission.
          (d) Furnishing of Information and Inspection of Records. The Issuer will furnish to the Trustee and the Notice Persons of each Series from time to time such information with respect to the Receivables as the Trustee or any such Notice Persons may reasonably request, including listings identifying the outstanding principal balance for each Receivable, together with an aging of Receivables. The Issuer will, at any time and from time to time during regular business hours and upon reasonable notice permit the Trustee, any one or more of the Notice Persons, or any of their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Issuer for the purpose of examining such Records, and to discuss matters relating to Receivables or the Issuer’s performance under the Transaction Documents to which it is a party with any of the officers or branch managers of the Issuer, having knowledge of such matters. Upon a Default, Event of Default, Early Amortization Event or Potential Early Amortization Event, the Trustee,

and the Notice Persons of each Series may have without notice, immediate access to all Records and the offices and properties of the Issuer.
          (e) Keeping of Records and Books of Account. The Issuer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and Related Security in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Issuer will maintain its records and computer files at all times to indicate that the Trust Estate is owned by the Issuer and pledged to the Trustee hereunder. The Issuer will give the Trustee and the Notice Persons of each Series prompt notice of any material change in the administrative and operating procedures of the Issuer referred to in the previous sentence.
          (f) Communication with Accountants; Delivery of Records. Upon the request of the Trustee or any Notice Persons of any Series, the Issuer shall authorize such requesting party to communicate directly with the Issuer’s independent certified public accountants regarding specific matters within such request and shall instruct those accountants to disclose and make available to such requesting party such financial statements, other supporting financial documents, schedules and information relating to the Issuer as are identified by such request. If any Event of Default or Early Amortization Event shall have occurred and be continuing, the Issuer shall, promptly upon request therefor, assist the Trustee in delivering to the Notice Persons of each Series, copies of Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request (other than Records previously sent by the Issuer to the Custodian and then in the possession of the Custodian).
          (g) Performance and Compliance with Receivables and Loan Documents. The Issuer, at its expense, will timely and fully perform and comply with all provisions, covenants and other promises, if any, required to be observed by the Issuer under the Loan Documents related to the Receivables.
          (h) Taxes. The Issuer will file or cause to be filed all tax returns which, to its knowledge, are required to be filed. The Issuer will pay or make adequate provision for the payment of all taxes and all assessments made against it or any of its property (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Issuer).
          (i) Collections Received. The Issuer shall hold in trust, and within one (1) Business Day of identification (but in any event no later than two Business Days following its receipt thereof) transfer to the Trustee for deposit into the Collection Account (subject to Section 5.4(a)) all Collections, if any, received from time to time by the Issuer.
          (j) Financial Statements. The Issuer shall disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transaction contemplated hereby and by the Purchase Agreement and the interest of the Trustee and the other Secured Parties in the Receivables and Related Security, Collections and Proceeds with respect thereto.
          (k) [Reserved].
          (l) Separate Existence. The Issuer shall at all times:
     (i) to the extent that it shares the same officers or other employees as any of its members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;
     (ii) to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Issuer contracts or does business with venders or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;
     (iii) enter into all transactions between the Issuer and any other Person, whether currently existing or hereafter entered into, only on an arm’s length basis;
     (iv) to the extent that the Issuer and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;
     (v) conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special members’ and directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, utilizing its own separate stationery, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;
     (vi) not assume or guarantee any of the liabilities of any Seller or any Affiliate thereof;
     (vii) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 8.6(l);
     (viii) from and after the date of issuance of the second Series of Notes, comply with all material assumptions of fact set forth in the opinion with respect to certain bankruptcy matters delivered on the date of issuance of the second Series of Notes, relating to the Issuer, its obligations hereunder and under the other Transaction Documents to which it is a party and the conduct of its business with Cofina, CFA, any Seller or any other Person;
     (ix) hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business or (B) to suggest that it is responsible for the debts of any other Person;
     (x) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
     (xi) prevent any pledge or transfer (whether in any one or more transactions) of a direct or indirect ownership interest in the Issuer;
     (xii) refrain from acquiring the obligations or securities of its Affiliates;
     (xiii) have at least one (1) independent director (the “Independent Director”) that is a member of a professional organization in the business of providing persons for such directorships and which in any case is not and has not been for at least five (5) years a director, officer, employee, trade creditor or shareholder (or spouse, parent, sibling or child of the foregoing) of (A) CFA, CHS or Cofina, (B) the Issuer, (C) any principal of CFA, CHS or Cofina, (D) any Affiliate of CFA, CHS or Cofina or (E) any Affiliate of any principal of CFA, CHS or Cofina; provided, however, that such Independent Director may be an independent director of another special purpose entity affiliated with CFA, CHS or Cofina; and
     (xiv) except as otherwise expressly contemplated by this Indenture, maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Issuer will not be diverted to any other Person or for other than business uses of the Issuer.
          (m) Minimum Net Worth. from and after the date of issuance of the second Series of Notes, the Issuer shall at all times have a net worth (in accordance with GAAP) of at least the greater of (i) 15% of the Program Amount and (ii) $60,000,000.
          (n) Rating Maintenance. For so long as the Notes of any Series are Outstanding, the Issuer shall use its best efforts to enable each Rating Agency to maintain any applicable rating of the Notes of each such Series.
          (o) Computer Files. The Issuer will mark or cause to be marked each Receivable in its computer files to indicate the interest of the Trustee in such Receivable and other Related Security.
          (p) Custody of Receivables Files. Not later than the fifth Business Day following the Initial Closing Date or the second Business Day following the applicable date of any other sale under the Purchase Agreement, the Issuer will cause the Servicer to deliver or cause to be delivered directly to the Custodian for the benefit of the Secured Parties the Receivables Files, shall cause the Custodian to deliver to the Trustee and the Required Persons for each Series a certificate of a Responsible Officer confirming receipt of such Receivables Files, and shall cause all Obligor Notes delivered to the Custodian to be duly indorsed in blank with note transfer powers in the form set forth in the Custodian Agreement.
          (q) Compliance with Credit Manual. The Issuer will comply in all material respects with the policies and procedures in the Credit Manual in regard to each Loan Document, each Receivable and the related loan.
          (r) Receivables List. The Issuer shall maintain a complete and accurate list of its Receivables at all times and shall provide the Trustee with written notice of all changes thereto after the Closing Date (which notice requirement may be satisfied by delivery of Purchase Notices, Daily Servicer Reports and Monthly Servicer Reports).
     Section 8.7. Performance of Obligations; Servicing of Receivables. At all times from the date hereof to the Indenture Termination Date, unless the Required Noteholders shall otherwise consent in writing:
          (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture or Section 2.02 the Servicing Agreement.
          (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Officer’s Certificate shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.
          (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in the Transaction Documents and in the instruments and agreements included in the Trust Estate, including preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of the Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein.
          (d) If a Responsible Officer of the Issuer shall have actual knowledge of the occurrence of a Servicer Default, the Issuer shall promptly notify the Trustee, each Notice Person, and the Rating Agencies thereof in accordance with Section 15.4, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure, including any action requested by the Trustee or any Required Person.

          (e) If the Trustee has given notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 2.01 of the Servicing Agreement, as promptly as possible thereafter, the Trustee, at the direction of the Required Noteholders, shall appoint a successor servicer in accordance with Section 2.01 of the Servicing Agreement.
          (f) The Issuer agrees that it will not amend, supplement or otherwise modify any Transaction Document or waive timely performance or observance by the Servicer or any Seller of their respective duties under the Transaction Documents, in each case, without the prior written consent of the Required Persons for each Series. Promptly following a request from the Trustee or any Notice Person to do so the Issuer agrees to take all such lawful action as the Trustee or such Notice Person may request to compel or secure the performance and observance by the Sellers and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transaction Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transaction Documents to the extent and in the manner directed including the transmission of notices of default on the part of the Sellers or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Sellers or the Servicer of each of their obligations under the Transaction Documents.
          (g) The Issuer shall take all actions reasonably requested by the Trustee (with the consent or at the direction of any Required Person) to enforce the Issuer’s rights and remedies under the Transaction Documents.
     Section 8.8. Negative Covenants. So long as any Notes are outstanding, the Issuer shall not, unless the Required Noteholders shall otherwise consent in writing:
          (a) Adverse Claims. Except as expressly permitted by this Indenture or the Transaction Documents, sell, transfer, exchange or otherwise dispose of or create any Adverse Claim upon (or file any financing statement covering) any of the properties or assets of the Issuer constituting the Trust Estate or any part thereof or any interest thereon or any proceeds thereof (except in connection with the removal of Removed Receivables), unless directed to do so by the Trustee (with the consent or at the direction of any Required Person).
          (b) Claims for Taxes. Claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate.
          (c) Validity and Compliance. (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly provided in Section 13.1, or (B) fail to comply with the provisions of the Transaction Documents.
          (d) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 2.02 of the Servicing Agreement, the Issuer will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Loan Document related thereto except as required by Requirements of Law.
          (e) No Change in Business or the Credit Manual. Subject to Requirements of Law, the Issuer will not make any change in the character of its business or in the Credit Manual, which change would, in either case, materially impair the collectibility of any Receivable or otherwise have a Material Adverse Effect. The Issuer shall not make any material amendment to the Credit Manual without the prior written consent of the Required Persons for each Series.
          (f) Merger or Consolidation of, or Assumption of the Obligations of, the Issuer. The Issuer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:
     (i) the entity formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety shall be, if the Issuer is not the surviving entity, organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall be an entity having provisions in its organizational documents substantively identical to those contained in the Issuer’s organizational documents and, if the Issuer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, each Noteholder and each Enhancement Provider, in form reasonably satisfactory to the Required Persons of each Series, the performance of every covenant and obligation of the Issuer hereunder; and
     (ii) the Controlling Party shall have consented thereto.
          (g) Other Debt. The Issuer will not create, incur, assume or suffer to exist any Indebtedness whether current or funded, other than (i) the Notes, (ii) Indebtedness of the Issuer representing fees, expenses and indemnities arising hereunder or under the Purchase Agreement for the purchase price of the Receivables under the Purchase Agreement, and (iii) other Indebtedness incurred in the ordinary course of its business in an amount not to exceed $10,000 at any one time outstanding.
          (h) ERISA Matters.
     (i) To the extent applicable, the Issuer will not (A) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (B) fail to make any payments to any Multiemployer Plan that the Issuer or any ERISA Affiliate of the Issuer is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (C) terminate any Benefit Plan so as to result in any liability; or (D) permit to exist any occurrence of any reportable event described in Title IV of ERISA, if such prohibited transactions, failures to make payment, terminations and reportable events described in clauses (A), (B), (C) and (D) above would in the aggregate have a Material Adverse Effect.

     (ii) To the extent applicable, the Issuer will not permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan.
     (iii) To the extent applicable, the Issuer will not cause or permit any of its ERISA Affiliates to cause or permit the occurrence of an ERISA Event with respect to Title IV Plans of the Issuer or its ERISA Affiliates that have an aggregate Unfunded Pension Liability equal to or greater than $1,000,000.
          (i) Payment to Sellers. With respect to any Receivable sold by a Seller to the Issuer, the Issuer shall effect such sale under, and pursuant to the terms of, the Purchase Agreement, including the payment by the Issuer either in cash to or by a capital contribution from the Seller of an amount equal to the purchase price for such Receivable as required by the terms of the Purchase Agreement.
          (j) Insolvency. Become insolvent or fail to pay its debts and liabilities from its assets as the same become due.
          (k) Receivables Not to Be Evidenced by Instruments. Take any action to cause any Receivable that is not evidenced by an instrument as of the Closing Date to be so evidenced except in connection with the enforcement or collection of such Receivable.
          (l) Agreements. Become a party to, or permit any of the Trust Estate to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except the Transaction Documents, or amend or modify the provisions of its formation or organizational documents or issue any power of attorney except to the Trustee or the Servicer.
          (m) Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (whether in case or other property) with respect to the profits, assets or capital of the Issuer or any Person’s interest therein (collectively, a “Distribution”); provided, however, if no Event of Default or Early Amortization Event has occurred, the Issuer may make Distributions from amounts paid to the Issuer pursuant to Section 5.4(c).
          (n) Employees. Employ any employees.
          (o) Loans to Sellers. Make any loans or other advances to any Seller.
          (p) Servicer Providers. Except for the Transaction Documents, contract with any vendors or service providers.
     Section 8.9. Annual Statement as to Compliance. (a) The Issuer will deliver to the Trustee and the Notice Persons for each Series, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended August 31, 2005) a Cofina Officer’s Certificate stating that:

     (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Responsible Officer’s supervision; and
     (ii) to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof; and
          (b) The Issuer will deliver to the Trustee and the Notice Person for each Series, prior to each fifth anniversary of the Initial Closing Date, an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest.
     Section 8.10. Investments. The Issuer shall not make any investments other than Permitted Investments and the Receivables and Related Security.
     Section 8.11. Use of Proceeds. The proceeds of the Notes shall be used exclusively to fund the Issuer’s purchase of the Receivables and the other assets specified in the Purchase Agreement, to repay outstanding Notes and to pay the Issuer’s organizational and transactional expenses.
     Section 8.12. Servicer’s Obligations. The Issuer shall use best efforts to cause the Servicer to comply with all of its covenants under the Servicing Agreement.
     Section 8.13. Guarantees, Loans, Advances and Other Liabilities. The Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.
     Section 8.14. Capital Expenditures. The Issuer shall not make any expenditure for capital assets (either realty or personalty).
     Section 8.15. Name; Principal Office. The Issuer will not change its name, its jurisdiction of organization or the location of its chief executive office or principal place of business (within the meaning of the applicable UCC) without prior written notice to the Trustee and each Notice Person. In the event that the Issuer desires to so change its jurisdiction of organization or its office or change its name, the Issuer will make any required filings and prior to actually making such change the Issuer will deliver to the Trustee and each Notice Person (i) a Cofina Officers’ Certificate and (except with respect to a change of the location of the Issuer’s chief executive office or principal place of business to a new location in the same county) an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee in the Trust Estate in respect of such change and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
     Section 8.16. Further Instruments and Acts. Upon request of the Trustee or any Notice Person, the Issuer will execute and deliver such further instruments, furnish such other information and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
     Section 8.17. Income Tax Characterization. For purposes of federal income, state and local income and franchise and any other income taxes, unless otherwise required by the relevant governmental authority, the Issuer will treat the Notes as indebtedness.
     Section 8.18. Perfection Covenants. The Perfection Representations shall be a part of this Indenture for all purposes.
ARTICLE 9.
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
     Section 9.1. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Trustee, for the benefit of the Secured Parties, on the Closing Date, each Settlement Date and the date of each increase in the outstanding principal balance of the Notes that:
          (a) Organization and Good Standing. The Issuer is a limited liability company duly organized and is validly existing and in good standing under the laws of the State of Delaware.
          (b) Power and Authority. The Issuer has the organizational power and authority to (i) execute, deliver and perform its obligations under this Indenture, the other Transaction Documents to which it is a party, and the transactions contemplated hereby and thereby, (ii) issue the Notes and grant a security interest in its assets and (iii) own its property and conduct its business, as such properties are presently owned and such business is presently conducted.
          (c) Due Qualification. The Issuer is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would be reasonably likely to have a Material Adverse Effect.
          (d) Due Authorization. The execution, delivery and performance of this Indenture and each of the other Transaction Documents to which it is a party, the issuance of the Notes, the granting of a security interest in its assets and the consummation of the transactions contemplated by this Indenture and the other Transaction Documents have been duly authorized by the Issuer by all necessary organizational action on the part of the Issuer.

          (e) Execution and Delivery; Binding Obligation. This Indenture and each of the other Transaction Documents to which the Issuer is a party has been duly executed and delivered on behalf of the Issuer and constitutes a valid, legal and binding obligation of the Issuer, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity.
          (f) No Conflict. The execution and delivery of this Indenture and the other Transaction Documents to which the Issuer is a party and the performance of its obligations under this Indenture and each of the other Transaction Documents to which it is a party will not (i) conflict with its organizational documents or conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Issuer or any of its properties or any contractual restriction contained in any indenture, contract, agreement, mortgage, deed of trust, judgment, decree, order or other agreement or instrument to which the Issuer is a party or by which it or its properties is bound, or (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, contract, mortgage, deed of trust or other agreement or instrument, other than the Transaction Documents.
          (g) Judgments. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof or Official Body that prevents, and to the Issuer’s knowledge no threat by any person has been made that could be expected to result in any such decision that would prevent it from conducting a significant part of its business operations.
          (h) Financial Condition. Since the date of its organization, there has been no material adverse change in the financial condition, business, business prospects or operations of the Issuer. The Issuer is solvent, is able to pay its debts generally as they mature, owns property with a fair saleable value greater than the amount required to pay its debts and has capital sufficient to carry on its business.
          (i) No Proceedings. No litigation or administrative proceeding is pending or, to the best knowledge of the Issuer, threatened against the Issuer, before any Official Body (i) asserting the invalidity of this Indenture or any other Transaction Document to which the Issuer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or any other Transaction Document, (iii) seeking any determination or ruling that would adversely affect the performance by the Issuer of its obligations under this Indenture or any other Transaction Document to which it is a party or (iv) seeking any determination or ruling that, if determined adversely to the Issuer, could adversely affect the validity or enforceability of this Indenture or any other Transaction Document to which it is a party or (v) seeking any determination or ruling that would, if adversely determined, have a Material Adverse Effect.
          (j) Governmental and Other Consents. All approvals, authorizations, consents, orders or other actions of, and all registration, qualification, designation, declaration, notice to or filing with any Person or of any Official Body required in connection with the execution and delivery by the Issuer of this Indenture and the other Transaction Documents to which the Issuer is a party, the performance by the Issuer of the transactions contemplated hereby or thereby and the fulfillment by the Issuer of the terms hereof and thereof have been obtained.
          (k) Accuracy of Information. No factual written information furnished or to be furnished in writing by or on behalf of the Issuer to any Notice Person, the Trustee or any Secured Party for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and no other such factual written information hereafter furnished (and prepared) by or on behalf of the Issuer to the Trustee or any Secured Party pursuant to or in connection with any Transaction Document, taken as a whole, will be inaccurate as of the date it was furnished or (except as otherwise disclosed at such time) as of the date as of which such information is dated or certified, or shall contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make such information, in the light of the circumstances under which any statement therein was made, not misleading on the date as of which such information is dated or certified.
          (l) Tax Status. The Issuer has filed or caused to be filed all tax returns (Federal, State and local) required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges made against it or any of its properties then due and payable (including for such purposes, the setting aside of appropriate reserves in accordance with GAAP on the books of the Issuer for taxes, assessments and other governmental charges being contested in good faith) and no tax Lien has been filed and, to the Issuer’s knowledge, no claim is being asserted, with respect to any such tax, assessment, or other charge.
          (m) Offices. The principal place of business and chief executive office of the Issuer are located and always have been located at 5500 Cenex Drive, St. Paul, Minnesota 55077, and the offices where the Issuer keeps all its records and Related Security are (unless then held by the Custodian) located at such address or such other locations notified to the Trustee in accordance with Section 8.15.
          (n) Trade Names, Etc. As of the date hereof (i) the Issuer has no subsidiaries; and (ii) the Issuer has, within the last five (5) years, operated under no trade names, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under the Bankruptcy Code.
          (o) Nature of Receivables. Each Receivable (i) represented by the Issuer or the Servicer to be an Eligible Receivable (including in any Monthly Servicer Report or other report) or (ii) included in any calculation based on Eligible Receivables or otherwise in any such report in fact satisfies at such time the definition of “Eligible Receivable”.
          (p) Material Adverse Effect. Since the date of its formation (i) the Issuer has not incurred any obligations or liabilities that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by the Issuer or has become binding upon the Issuer’s assets and no law or regulation applicable to the Issuer has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (iii) the Issuer is not in default under any material contract, lease or other agreement or instrument to which the Issuer is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between the date of the formation of the Issuer and the Closing Date and/or the date of any increase in the aggregate principal amount of Notes outstanding no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.
          (q) Not an Investment Company. The Issuer is not, is not controlled by, and, upon giving effect to the transactions contemplated in this Indenture and the other Transaction Documents, will not be or be controlled by an “investment company” or an “affiliated person” of, “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.
          (r) ERISA. (i) Each of the Issuer and its ERISA Affiliates is in compliance in all material respects with ERISA and the Code unless any failure to so comply could not reasonably be expected to have a Material Adverse Effect and (ii) no Lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Trust Estate. No ERISA Event has occurred with respect to Title IV Plans of the Issuer. No ERISA Event has occurred with respect to Title IV Plans of the Issuer’s ERISA Affiliates that have an aggregate Unfunded Pension Liability equal to or greater than $1,000,000. Neither the Issuer nor of its ERISA Affiliates maintains, nor has at any time been obligated to make, or made, contributions to or under any Multiplayer Plan.
          (s) Bulk Sales. No transaction contemplated hereby or by the other Transaction Documents requires compliance with any “bulk sales” act or similar law.
          (t) Transfers Under Purchase Agreement. Each Receivable which has been transferred to the Issuer by the Sellers has been purchased by or contributed to Cofina Financial, LLC from the Sellers pursuant to, and in accordance with, the terms of the Purchase and Contribution Agreement and to the Issuer from or by Cofina Financial, LLC pursuant to, and in accordance with, the terms of the Purchase Agreement.
          (u) Preference, Voidability. The Issuer shall have given reasonably equivalent value to the applicable Seller in consideration for the transfer to the Issuer of the Receivables and Related Security with respect thereto from the applicable Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by the applicable Seller to the Issuer.
          (v) Perfection Representations. The Perfection Representations shall be a part of this Indenture for all purposes.
          (w) Margin Regulations. No use of any funds received by the Issuer hereunder will conflict with or contravene any of Regulations T or U promulgated by the Board of Governors of the Federal Reserve System from time to time.
          (x) Accounting. The Issuer has treated the conveyance of Receivables and Related Security acquired by the Issuer from the Sellers under the Purchase Agreement as a sale or contribution by the applicable Seller to the Issuer on all relevant books, records, tax returns (other than combined or consolidated tax returns), financial statements and other applicable documents; provided, however, that the foregoing shall not prevent the Issuer from being included in the consolidated financing statement of any Seller pursuant to GAAP or applicable tax law or regulations.
The representations and warranties of the Issuer shall survive the pledge of the Trust Estate hereunder.
ARTICLE 10.
EARLY AMORTIZATION EVENTS AND REMEDIES
     Section 10.1. Early Amortization Events. If any one of the following events shall occur (each, an “Early Amortization Event”):
          (a) all of the Sellers or Cofina shall become unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of the Purchase Agreement or the Purchase and Contribution Agreement and such inability shall continue for three (3) Business Days after the Issuer has knowledge thereof or should, in the exercise of reasonable diligence, have acquired knowledge of, or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Trustee, any Enhancement Provider, the Servicer or any Noteholder; or
          (b) failure on the part of the Issuer or any Seller (i) to make any payment or deposit required by the terms of this Indenture, any Series Supplement, or any other Transaction Document, on or before the date one (1) Business Day after the date on which such payment or deposit is required to be made herein or therein (or, in the case of a deposit to be made with respect to any Settlement Period, by the related Settlement Date), or (ii) duly to observe or perform in any respect any other covenants or agreements of the Issuer or any Seller, as the case may be, set forth in this Indenture, any Series Supplement or any other Transaction Document which failure, solely in the case of this clause (ii), continues unremedied for a period of ten (10) Business Days after the Issuer has knowledge thereof or should, in the exercise of reasonable diligence, have acquired knowledge thereof, or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer or any Seller, as the case may be, by the Trustee, any Enhancement Provider, the Servicer or any Noteholder; provided, however, that if the failure in (b)(ii) is capable of being cured and the Issuer or the applicable Seller is using all reasonable efforts to cure such failure, an Early Amortization Event shall not be deemed to have occurred until such failure continues unremedied for a period of thirty (30) days;
          (c) any representation or warranty made by the Issuer or any Seller in this Indenture, any Series Supplement or any other Transaction Document or any information delivered by the Issuer or any Seller pursuant thereto shall prove to have been false or incorrect in any material respect when made or when delivered; provided, however, that an Early Amortization Event pursuant to this Section 10.1(d) shall not be deemed to have occurred hereunder if such Early Amortization Event is the result of a breach of a representation, warranty, statement or certificate with respect to any Receivable, and the applicable Seller or the Servicer has deposited into the Collection Account the full Deemed Collection with respect thereto;

          (d) any Servicer Default shall occur;
          (e) the imposition of (i) any tax or ERISA liens against the Issuer, (ii) any tax liens against any Seller and (iii) ERISA liens against any Seller unless, in the case of either (ii) or (iii), such lien would not have a Material Adverse Effect and has been released within thirty (30) days of the earlier of (a) the date the applicable Seller has knowledge of or should, in the exercise of reasonable diligence, have acquired knowledge of the imposition of such lien or (b) the date on which the applicable Seller receives notice of the imposition of such lien;
          (f) an Event of Default shall occur;
          (g) the Servicer shall become unable for any reason to transfer the Collections on, or other proceeds of, Receivables to the Issuer in accordance with the provisions of the Transaction Documents and such inability continues unremedied for more than two (2) Business Days;
          (h) any other event shall occur which may be specified in any Series Supplement as a “Series Early Amortization Event”;
          (i) as of any Determination Date, the Delinquency Ratio exceeds 10%;
then an Early Amortization Event with respect to all Series of Notes shall occur without any notice or other action on the part of the Trustee or the affected Noteholders immediately upon the occurrence of such event. If an Early Amortization Event has occurred, the Required Noteholders may waive such Early Amortization Event and its consequences. Upon any such waiver, such Early Amortization Event shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture and the other Transaction Documents; but no such waiver shall extend to any subsequent or other Early Amortization Event or impair any right consequent thereto.
ARTICLE 11.
EVENTS OF DEFAULT; REMEDIES
     Section 11.1. Events of Default. Unless otherwise specified in a Series Supplement, an “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (i) default in the payment of any interest on any Class of Notes of any Series (other than the most subordinated Class of any Series as specified in a Series Supplement, if such subordinated Class is retained by the Issuer or any of its Affiliates) and such default shall continue (and shall not have been waived by the Required Persons of each affected Series) for a period of two (2) Business Days; or
     (ii) default in the payment of the principal of or any installment of the principal of any Class of Notes of any Series (other than the most subordinated Class of any Series as specified in a Series Supplement, if such subordinated Class is retained by the Issuer or any of its Affiliates) (including payment of any Scheduled Principal Payment Amount) when the same becomes due and payable and such default shall continue (and shall not have been waived by the Required Persons of each affected Series) for a period of one (1) Business Day; or
     (iii) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs; or
     (iv) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or
     (v) the Issuer shall fail to perform or observe any other covenants of the Issuer contained in the Transaction Documents which failure shall remain unremedied for ten (10) Business Days after written notice from the Trustee, any Enhancement Provider, the Servicer or any Noteholder or the Issuer has knowledge thereof or should, in the exercise of reasonable diligence, have acquired knowledge of such failure; or
     (vi) any representation or warranty made or deemed to be made by the Issuer, or any of its officers, under or in connection with the Transaction Documents, or any report or other information delivered pursuant thereto, shall prove to have been false or incorrect in any material respect when made or deemed made; or
     (vii) the Issuer shall cease or otherwise fail to have a good and valid title to the Receivables and the Related Security; or the security interest granted to the Trustee shall, for any reason, cease or otherwise fail to be a valid and perfected first priority security interest in the Receivables and a valid and perfected first priority security interest in the Related Security (other than, with respect to any Related Security, any Permitted Encumbrances) in favor of the Trustee; or
     (viii) Unless otherwise consented to by the Required Persons for each Series, at any time CFA shall (A) own of record and beneficially less than 51% of the outstanding ownership interests in Cofina Financial, LLC, without regard to ownership interests held by Affiliates of CFA or (B) directly or indirectly own of record and beneficially less than 51% of the outstanding ownership interest in the Issuer; or

     (ix) Unless otherwise consented to by the Required Persons for each Series, at any time CFA, CHS and their Affiliates, taken as a whole, shall own of record and beneficially less than 100% of the outstanding ownership interests in Cofina Financial, LLC or the Issuer or shall pledge or grant a lien on any such interests, in whole or in part; or
     (x) the Issuer shall become: (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or under the control of an “investment company”; (ii) a “public utility company” or a “holding company,” a “subsidiary company” or an “affiliate” of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935; or (iii) otherwise subject to any other federal or state statute or regulation limiting its ability to incur or pay indebtedness.
     (xi) an Event of Bankruptcy shall occur with respect to any Seller or the Servicer; or
     (xii) as of any date of determination there shall exist a Borrowing Base Deficiency which shall have not been cured within three (3) Business Days; or
     (xiii) a Servicer Default shall occur; or
     (xiv) the Pension Benefit Guaranty Corporation or the Internal Revenue Service has filed a Lien against any assets of the Issuer or any such assets have otherwise become subject to such a Lien.
     Section 11.2. Rights of the Trustee Upon Events of Default.
          (a) If and whenever an Event of Default (other than in clause (iii) and (iv) of Section 11.1) shall have occurred and be continuing, the Trustee may, with the consent of the Required Noteholders, and, at the written direction of the Required Noteholders shall, cause the principal amount of all Notes of all Series outstanding to be immediately due and payable at par, together with interest thereon. If an Event of Default with respect to the Issuer specified in clause (iii) and (iv) of Section 11.1 shall occur, all unpaid principal of and accrued interest on all the Notes of all Series outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee, any Enhancement Provider or any Noteholder. If an Event of Default shall have occurred and be continuing, the Trustee may exercise from time to time any rights and remedies available to it under applicable law and Section 11.4. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of the Issuer Obligations and shall be applied as provided in Article 5 hereof. If so specified in the applicable Series Supplement, the Trustee may agree to limit its exercise of rights and remedies available to it as a result of the occurrence of an Event of Default to the extent set forth therein.
          (b) If an Event of Default shall have occurred, then at any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 11 provided, the Required Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:
     (i) the Issuer has paid to or deposited with the Trustee a sum sufficient to pay
     (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes or under any Transaction Document if the Event of Default giving rise to such acceleration had not occurred; and
     (B) all sums paid by the Trustee hereunder and the reasonable compensation, expenses, disbursements of the Trustee and its agents and counsel; and
     (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 11.6.
     No such rescission shall affect any subsequent default or impair any right consequent thereto.
          (c) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Trust Estate, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.
     Section 11.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
          (a) If an Event of Default occurs, the Trustee may, with the consent of the Required Noteholders, and shall, at the direction of the Required Noteholders, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.
          (b) In any Proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Trustee shall be held to represent all the Secured Parties, and it shall not be necessary to make any such Person a party to any such proceedings.
          (c) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:
     (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, in accordance with the Transaction Documents by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Secured Parties allowed in such proceedings;
     (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Secured Parties in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;
     (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties and of the Trustee on their behalf; and
     (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Secured Parties allowed in any judicial proceedings relative to the Issuer, its creditors and its property;
     and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Secured Parties, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, in accordance with the Transaction Documents, by the Trustee and each predecessor Trustee except as a result of negligence, bad faith or willful misconduct.
          (d) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Secured Party or to authorize the Trustee to vote in respect of the claim of any Secured Party in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.
          (e) All rights of action, and of asserting claims under this Indenture or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the Secured Parties.
     Section 11.4. Remedies. If an Event of Default shall have occurred and be continuing, the Trustee may and shall, at the direction of the Required Noteholders, do one or more of the following:
          (a) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable under the Transaction Documents, enforce any judgment obtained, and collect from the Issuer and any other obligor under the Transaction Documents moneys adjudged due;
          (b) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;
          (c) subject to the limitations set forth in clause (d) below, exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Secured Parties; and
          (d) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default unless:
     (i) the Holders of 100% of all of the outstanding Notes and, unless otherwise specified in the applicable Series Supplement, the Enhancement Providers of each Series of all outstanding Series consent thereto,
     (ii) the proceeds of such sale or liquidation distributable to the Noteholders and Enhancement Providers of each Series are sufficient to discharge in full all amounts then due and unpaid with respect to all outstanding Notes and to the Enhancement Providers of all outstanding Series at such date for principal and interest and any other amounts due Noteholders, or
     (iii) the Trustee determines that the proceeds of the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the outstanding Notes of all outstanding Series as such amounts would have become due if the Notes had not been declared due and payable, and the Trustee obtains the consent of the Required Noteholders.
     In determining such sufficiency or insufficiency with respect to clauses (d)(ii) and (d)(iii), the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Receivables in the Trust Estate for such purpose.

     The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.
     Section 11.5. [Reserved].
     Section 11.6. Waiver of Past Events. If an Event of Default shall have occurred and be continuing, prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 11.2(a), the Required Noteholders may waive any past Default or Event of Default and its consequences except a Default in payment of principal (or premium, if any) of or interest on any of the Notes. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
     Section 11.7. Limitation on Suits. No Secured Party shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Base Indenture and related Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (i) such Secured Party previously has given written notice to the Trustee of a continuing Event of Default;
     (ii) the Holders of not less than 25% in principal amount of the outstanding Notes of all affected Series have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;
     (iii) such Secured Party has offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;
     (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and
     (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Required Noteholders;
it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Secured Parties or to obtain or to seek to obtain priority or preference over any other Secured Parties or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 11.7 from two or more groups of Noteholders, each representing less than the Required Noteholders, the Trustee shall, to the extent otherwise permitted hereunder, proceed in accordance with the request of the greater majority of the outstanding principal amount of the Notes, as determined by reference to such requests.
     Section 11.8. Unconditional Rights of Holders to Receive Payment; Withholding Taxes.
          (a) Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal (on the applicable Legal Final Settlement Date for such Note) and interest, if any, on the Note, on or after the respective due dates expressed in the Note or in this Indenture, or to bring suit for the enforcement of any such unpaid amount on or after such respective dates is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.
          (b) The Paying Agent shall (or if the Trustee is not the Paying Agent, the Trustee shall cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall) comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Noteholders and otherwise comply with the provisions of this Indenture applicable to it.
     Section 11.9. Restoration of Rights and Remedies. If any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.
     Section 11.10. The Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Secured Parties allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Secured Parties, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 12.6. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

     Section 11.11. Priorities. Following the occurrence of an Early Amortization Event or the declaration of an Event of Default pursuant to Section 10.1 or 11.1, all amounts in the Trust Accounts, including any money or property collected pursuant to Section 11.4, shall be applied by the Trustee on the related Settlement Date in accordance with the provisions of Article 5 and the applicable Series Supplement.
     The Trustee may fix a record date and Settlement Date for any payment to Secured Parties pursuant to this Section. At least fifteen (15) days before such record date the Issuer shall mail to each Secured Party and the Trustee a notice that states the record date and the amount to be paid.
     Section 11.12. Undertaking for Costs. All parties to this Indenture agree, and each Secured Party shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the aggregate outstanding principal balance of the Notes on the date of the filing of such action or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date), in the case of (b) or (c) above, solely to the extent such suit shall otherwise expressly be permitted by this Indenture.
     Section 11.13. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or any Secured Party is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 11.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or any Secured Party to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article 11 or by law to the Trustee or to the Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Secured Parties, as the case may be.
     Section 11.15. Control by Required Noteholders. The Required Noteholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes and the exercise of any trust or power conferred on the Trustee; provided that:

     (i) such direction shall not be in conflict with any rule of law or with this Indenture;
     (ii) subject to the express terms of Section 11.4, any direction to the Trustee to sell or liquidate the Receivables shall be by the Holders of Notes representing not less than 100% of the aggregate outstanding principal balance of all the Notes of all Series; and
     (iii) the Trustee may take any other action reasonably deemed proper by the Trustee that is not inconsistent with such direction;
provided, however, that, subject to Section 12.1, the Trustee need not take any action that it determines might involve it in liability for which it is not otherwise indemnified.
     Section 11.16. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 11.17. Action on Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Trustee or the Secured Parties shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.
     Section 11.18. Performance and Enforcement of Certain Obligations. If an Event of Default has occurred and is continuing, the Trustee may and, at the direction of the Required Noteholders shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Sellers, CFA or the Servicer under or in connection with the Transaction Documents, including the right or power to take any action to compel or secure performance or observance by the Sellers, Cofina or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transaction Documents, and any right of the Issuer to take such action shall be suspended.
ARTICLE 12.
THE TRUSTEE
     Section 12.1. Duties of the Trustee.
          (a) If an Event of Default has occurred and is continuing, and of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default of which a Trust Officer does not have actual knowledge or has not received written notice; and provided, further that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.
          (b) Except during the occurrence and continuance of an Event of Default:
     (i) the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of negligence and willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and, if applicable, the Transaction Documents to which the Trustee is a party, provided, further, that the Trustee shall not be responsible for the accuracy or content of any of the aforementioned documents and the Trustee shall have no obligation to verify any information or recompute any numerical information provided to it pursuant to the Transaction Documents.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or for the breach of the express terms of the Indenture, except that:
     (i) this clause does not limit the effect of clause (b) of this Section 12.1;
     (ii) the Trustee shall not be personally liable for any error of judgment made in good faith by a Trust Officer or Trust Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 11.15;
     (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a), (b) or (c) of Section 2.04 of the Servicing Agreement or any Default or Event of Default unless a Trust Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from an Enhancement Provider, the Servicer, the Issuer or any Holders of Notes evidencing not less than 10% of the aggregate outstanding principal balance of the Notes of any Series adversely affected thereby.

          (d) Notwithstanding anything to the contrary contained in this Indenture or any of the Transaction Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk is not reasonably assured to it by the security afforded to it by the terms of this Indenture and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Servicing Agreement.
          (e) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
          (f) The Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Servicing Agreement.
          (g) Except for actions expressly authorized by this Indenture, the Trustee shall take no action to impair the value of any asset of the Trust Estate now existing or hereafter created or, after any Early Amortization Event or Default or Event of Default, reasonably likely to impair the interests of the Issuer in any asset of the Trust Estate now existing or hereafter created.
          (h) Except as provided in this Section 12.1(h), the Trustee shall have no power to vary the corpus of the Trust Estate including the power to (i) accept any substitute obligation for an asset of the Trust Estate assigned by the Issuer under the Granting Clause or (ii) release any assets from the Trust Estate, except in each case as permitted or contemplated by the Transaction Documents, under Sections 5.9, 13.1, 13.4 hereof or pursuant to Section 2.11 of the Servicing Agreement.
          (i) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they substantially conform to the requirements of this Indenture.
          (j) Without limiting the generality of this Section 12.1 and subject to the other provisions of this Indenture, the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Issuer, (iii) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture or the Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (iv) to inspect the Receivables at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, any Seller’s or the Servicer’s

representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of the Receivable files under the Transaction Documents.
          (k) Subject to Section 12.1(d), in the event that the Paying Agent or the Transfer Agent and Registrar (if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.
          (l) Subject to Section 12.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Transaction Documents.
          (m) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage regardless of the form of action.
     Section 12.2. Rights of the Trustee. Except as otherwise provided by Section 12.1:
          (a) The Trustee may conclusively rely on and shall be protected in acting upon or refraining from acting upon and in accord with, without any duty to verify the contents or recompute any calculations therein, any document (whether in its original or facsimile form), including any assignment of Receivables, the Monthly Servicer Report, the annual Servicer’s certificate, the monthly payment instructions and notification to the Trustee, the Monthly Noteholders’ Statement, any resolution, Cofina Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, believed by it to be genuine and to have been signed by or presented by the proper person. Subject to Section 12.1, the Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting prior to an Early Amortization Event or Default or Event of Default, the Trustee may require a Cofina Officer’s Certificate or consult with counsel of its selection and the Cofina Officer’s Certificate or the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians and nominees and the Trustee shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorneys, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence or a breach of the express terms of this Indenture.
          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, any Series Supplement or any Enhancement Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders or any Enhancement Provider, pursuant to the provisions of this Indenture or any Series Supplement, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk is not reasonably assured to it by the terms of this Indenture.
          (f) Except as otherwise required by the Indenture or by law, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including, any assignment of Receivables, the Monthly Servicer Report, the annual Servicer’s certificate, the monthly payment instructions and notification to the Trustee or the Monthly Noteholders’ Statement), unless requested in writing so to do by the Holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of Notes of any Series or any Enhancement Provider, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding.
          (g) The Trustee shall have no liability for the selection of Permitted Investments and shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct or negligence. The Trustee shall have no obligation to invest or reinvest any amounts except as provided in this Indenture or as directed by the Issuer (or the Servicer on its behalf).
          (h) The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (j) Except as may be required by Sections 12.1(b)(ii), 12.1(i), 12.2(a) and 12.2(f), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Trust Estate for the purpose of establishing the presence or absence of defects, the compliance by any Seller or the Servicer with their respective representations and warranties or for any other purpose.
     Section 12.3. Trustee Not Liable for Recitals in Notes. The Trustee assumes no responsibility for the correctness of the recitals contained in this Indenture and in the Notes (other than the signature and authentication of the Trustee on the Notes). Except as set forth in Section 12.16, the Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes (other than the signature and authentication of the Trustee on the Notes) or of any asset of the Trust Estate or related document. The Trustee shall not be accountable for the use or application by the Issuer or the Sellers of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Sellers or to the Issuer in respect of the Trust Estate or deposited in or withdrawn from the Collection Account or any Series Account by the Servicer.
     Section 12.4. Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Paying Agent, Transfer Agent and Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 12.9 and 12.11.
     Section 12.5. Notice of Defaults. If a Default, Event of Default, Early Amortization Event or Potential Early Amortization Event occurs and is continuing and if a Trust Officer of the Trustee receives written notice or has actual knowledge thereof, the Trustee shall promptly provide notice to each Notice Person (and, with respect to any Event of Default or Early Amortization Event, each Noteholder) and each Rating Agency promptly (and in any event within two (2) Business Days) after such knowledge or notice occurs, to the extent possible by telephone and facsimile, and, otherwise, by first class mail at their respective addresses appearing in the Note Register.
     Section 12.6. Compensation.
          (a) To the extent not otherwise paid pursuant to the Indenture, the Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Issuer will pay or reimburse the Trustee (without reimbursement from the Collection Account, any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances (including legal fees and costs and costs of persons not regularly employed by the Trustee) incurred or made by the Trustee in accordance with any of the provisions of this Indenture except any such expense, disbursement or advance as may arise from its own willful misconduct, negligence or bad faith or breach of the express terms of this Indenture and except as provided in the following sentence.

          (b) The obligations of the Issuer under this Section 12.6 are subject to the Priority of Payments under Section 5.4(c) and shall survive the termination of this Base Indenture and the resignation or removal of the Trustee.
     Section 12.7. Replacement of the Trustee.
          (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 12.7.
          (b) The Trustee may, after giving sixty (60) days prior written notice to the Issuer, each Notice Person and the Servicer, resign at any time and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Issuer may remove the Trustee by so notifying the Trustee, each Notice Person and the Servicer. The Issuer or any Required Person may remove the Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee if:
     (i) the Trustee fails to comply with Section 12.9;
     (ii) a court or Federal or state bank regulatory agency having jurisdiction in the premises in respect of the Trustee shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trustee or for any substantial part of the Trustee’s property, or ordering the winding-up or liquidation of the Trustee’s affairs;
     (iii) the Trustee consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Trustee or for any substantial part of the Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or
     (iv) the Trustee fails to perform its duties hereunder or becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Servicer shall, with the consent of the Required Noteholders, or the Required Noteholders may (if the Servicer fails to designate a successor Trustee acceptable to the Required Noteholders) promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning and one copy to the successor trustee.
          (c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring or removed Trustee and to the Issuer and each Notice Person. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers and duties of the Trustee under this Indenture and any Series Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder (and its agents and counsel) have been paid and all documents and statements held by it hereunder, and the Issuer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. Notwithstanding replacement of the Trustee pursuant to this Section 12.7, the Trust’s obligations under Sections 12.6 and 12.17 shall continue for the benefit of the retiring Trustee.
          (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 12.7 shall not become effective until acceptance of appointment by the successor Trustee pursuant to this Section 12.7 and payment of all fees and expenses owed to the retiring Trustee (except to the extent of amounts owed by the Trustee hereunder).
          (e) No successor trustee shall accept appointment as provided in this Section 12.7 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.9 hereof.
     Section 12.8. Successor Trustee by Merger, etc. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 12.9 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
     Section 12.9. Eligibility: Disqualification. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any State thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa by Moody’s and BBB by Standard & Poor’s having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $200,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $200,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 12.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
          (a) In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 12.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 12.7.
     Section 12.10. Appointment of Co-Trustee or Separate Trustee.
          (a) Notwithstanding any other provisions of this Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 12.10 such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.9 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 12.7. No co-trustee shall be appointed without the consent of the Issuer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder. The appointment of any co-trustee or separate trustee shall not relieve the Trustee of any of its obligations hereunder.
          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
     (i) the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;
     (ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

     (iii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustees, hereunder, including acts or omissions of predecessor or successor trustees; and
     (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 12. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Series Supplement, specifically including every provision of this Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.
          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
     Section 12.11. Reports by Trustee to Holders. The Trustee shall deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its Federal and state income tax returns.
     Section 12.12. Representations and Warranties of Trustee. The Trustee represents and warrants to the Issuer and the Secured Parties that:
     (i) the Trustee is a national banking association duly organized, existing and authorized to engage in the business of banking under the laws of the United States of America;
     (ii) the Trustee has full power, authority and right to execute, deliver and perform this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes;
     (iii) this Indenture has been duly executed and delivered by the Trustee; and
     (iv) the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 12.9.

     Section 12.13. The Issuer Indemnification of the Trustee. The Issuer shall fully indemnify and hold harmless the Trustee (and any predecessor Trustee) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Trustee pursuant to this Indenture or any Series Supplement and any other Transaction Document to which it is a party, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Issuer shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Trustee. Notwithstanding anything else set forth in this Agreement or any other Transaction Document, the Trustee agrees that the obligations of the Issuer to the Trustee under this Section 12.13 and under the other Transaction Documents shall be recourse to the Trust Estate only and payable solely to the extent provided in Section 5.4. No obligations of the Issuer to the Trustee under this Section 12.13 shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer in the event that amounts are not paid in accordance with the priority of payments set forth in Section 5.4(c). The indemnity provided herein shall survive the termination of this Indenture and the resignation and removal of the Trustee.
     Section 12.14. Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer or the Servicer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 12.1, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than thirty (30) days after the date any Responsible Officer of the Issuer or the Servicer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
     Section 12.15. Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, the City of New York an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Notes and this Indenture may be served. The Trustee initially appoints 100 Wall Street, New York, New York as its office for such purposes in New York. The Trustee will give prompt written notice to the Issuer, the Servicer and to Noteholders (or in the case of Holders of Bearer Notes, in the manner provided for in the related Series Supplement) of any change in the location of the Notes Register or any such office or agency.
ARTICLE 13.
DISCHARGE OF INDENTURE
     Section 13.1. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of Noteholders to receive payments of principal thereof and interest thereon and any other amount due to Noteholders, (ii) Sections 8.3, 12.6, 12.12, 13.2, and 13.5(b), (iii) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Sections 12.6 and 12.13 and the obligations of the Trustee under Section 13.2) and (iv) the rights of Secured Parties as beneficiaries hereof with respect to the property deposited with the Trustee as described below payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes (and their related Secured Parties), on the first Business Day after the Settlement Date with respect to any Series (the “Indenture Termination Date”) on which the Issuer has paid, caused to be paid or irrevocably deposited or caused to be irrevocably deposited in the applicable Settlement Account and any applicable Series Account funds in cash sufficient to pay in full all amounts owed to each Noteholder, each Enhancement Provider and all Issuer Obligations and Collateral Interests, if any, and the Issuer has delivered to the Trustee, each Notice Person and any Enhancement Provider a Cofina Officer’s Certificate and an Opinion of Counsel each meeting the applicable requirements of Section 16.1 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     After any irrevocable deposit made pursuant to Section 13.1 and satisfaction of the other conditions set forth herein, the Trustee promptly upon request shall acknowledge in writing the discharge of the Issuer’s obligations under this Indenture except for those surviving obligations specified above.
     Section 13.2. Application of Issuer Money. All moneys deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and the related Series Supplement, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and to the payment of all amounts owed to the related Secured Parties; but such moneys need not be segregated from other funds except to the extent required herein or in the other Transaction Documents or required by law.
     The provisions of this Section 13.2 shall survive the expiration or earlier termination of this Indenture.
     Section 13.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 8.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
     Section 13.4. Cleanup Call.
          (a) If so provided in any Series Supplement, the initial Servicer may, but shall not be obligated to, purchase the Notes of any Series on any Settlement Date on or after the

Settlement Date on which the aggregate Note Principal of such Series is less than or equal to 10% of the “Program Amount” for such Series (or such other lower amount as may be specified in a Series Supplement for such Series). Such purchase shall be made by depositing into the applicable Settlement Account or the applicable Series Account, not later than the Series Transfer Date preceding such Settlement Date, for application in accordance with Section 13.5, the amount specified in such Series Supplement.
          (b) The amount deposited pursuant to Section 13.4(a) shall be paid to the Noteholders of the related Series pursuant to Section 13.5 on the related Settlement Date following the date of such deposit. All Notes of a Series which are paid pursuant to Section 13.4(a) shall be delivered by the Issuer upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Issuer.
     Section 13.5. Final Payment with Respect to Any Series.
          (a) Written notice of any termination, specifying the Settlement Date upon which the Noteholders of any Series may surrender their Notes for final payment with respect to such Series and cancellation, shall be given (subject to at least two Business Days’ prior notice from the Servicer to the Trustee) by the Trustee to Noteholders of such Series and the Notice Persons mailed not later than the last day of the month preceding such final payment (or in the manner provided by the Series Supplement relating to such Series) specifying (i) the Settlement Date (which shall be the Settlement Date in the month (x) in which the deposit is made pursuant to Section 13.4(a) of this Base Indenture or such other section as may be specified in the related Series Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Notes will be made upon presentation and surrender of such Notes at the office or offices therein designated (which, in the case of Bearer Notes, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Settlement Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office or offices therein specified. The Servicer’s notice to the Trustee in accordance with the preceding sentence shall be accompanied by a Cofina Officer’s Certificate setting forth the information specified in Article 6 of this Base Indenture covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and the Paying Agent at the time such notice is given to such Noteholders.
          (b) Notwithstanding the termination or discharge of the trust of the Indenture pursuant to Section 13.1 or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Settlement Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Noteholders of the related Series, and the Paying Agent or the Trustee shall pay such funds to the Noteholders of the related Series upon surrender of their Notes (which surrenders and payments, in the case of Bearer Notes, shall be made only outside the United States). In the event that all of the Noteholders of any Series shall not surrender their Notes for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Noteholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Notes of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Noteholders of such Series concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Settlement Account or any Series Account held for the benefit of such Noteholders. The Trustee and the Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After such payment to the Issuer, Noteholders entitled to the money must look solely to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.
          (c) All Notes surrendered for payment of the final distribution with respect to such Notes and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Issuer.
     Section 13.6. Termination Rights of Issuer. Upon the termination of the lien of the Indenture pursuant to Section 13.1, and after payment of all amounts due hereunder on or prior to such termination, the Trustee shall execute a written release and reconveyance substantially in the form of Exhibit A pursuant to which it shall release the lien of the Indenture and reconvey to the Issuer (without recourse, representation or warranty) all right, title and interest in the Trust Estate, whether then existing or thereafter created, all moneys due or to become due with respect to such Trust Estate (including all accrued interest theretofore posted as Finance Charges) and all proceeds of the Trust Estate, except for amounts held by the Trustee or any Paying Agent pursuant to Section 13.5(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Issuer or the Servicer to vest in the Issuer all right, title and interest in the Trust Estate.
ARTICLE 14.
AMENDMENTS
     Section 14.1. Without Consent of the Noteholders. Without the consent of the Holders of any Notes, but, if the Servicer’s rights and/or obligations are materially and adversely affected thereby, with the prior written consent of the Servicer and with prior written notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indenture supplements or amendments hereto or Series Supplements or amendments to any Series Supplement, in form satisfactory to the Trustee, for any of the following purposes:
          (a) to create a new Series of Notes;
          (b) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (c) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;
          (d) to add to the covenants of the Issuer for the benefit of any Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon the Issuer;
          (e) to convey, transfer, assign, mortgage or pledge to the Trustee any property or assets as security for the Issuer Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Issuer and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;
          (f) to cure any ambiguity, or correct or supplement any provision herein or in any supplemental indenture hereto or in any Series Supplement or amendment to any Series Supplement which may be inconsistent with any other provision herein or in any supplemental indenture or any Series Supplement or amendment to any Series Supplement; provided, however, that (subject to the last sentence of this Section 14.1) such action shall not adversely affect the interests of any Holder of the Notes in any material respect without its consent; or
          (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to provide for or facilitate the administration of the trusts hereunder by more than one trustee pursuant to the requirements of Article 12.
     Upon the request of the Issuer and upon receipt by the Trustee of the documents described in Section 2.2, the Trustee shall join with the Issuer in the execution of any supplemental indenture or Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.
     An amendment described in this Section 14.1 shall be deemed not to affect adversely the interests of any Noteholder (or any relevant Secured Party) if the Rating Agency Condition is satisfied with respect thereto (or, if there is no applicable Rating Agency, if the Funding Agent consents in writing).
     Section 14.2. Supplemental Indentures with Consent of Required Noteholders. The Issuer and the Trustee, when authorized by an Issuer Order, also may, with the consent of the Servicer (if the Servicer’s rights and/or obligations are materially and adversely affected thereby) and the consent of the Required Noteholders (or, with respect to an amendment to a particular Series Supplement, with the consent of the Required Noteholders of such Series), enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Base Indenture or any Series Supplement or of modifying in any manner the rights of the Holders of the Notes of any Series under this Base Indenture or any Series Supplement; provided, however, that no such supplemental indenture shall without the consent of the Holder of each outstanding Note affected thereby:
     (i) extend or defer the date of payment of any installment of principal of or interest on, or any premium payable upon the redemption of, any Note or reduce in any manner the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, modify the provisions of this Base Indenture or any Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of, or interest on, the Notes, so as to reduce the priority of payment thereof or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;
     (ii) impair the right to institute suit (to the extent provided herein) for the enforcement of the certain provisions of this Base Indenture or any Series Supplement requiring the application of funds available therefor, as provided in Article 11, to the payment of any such amount due on the Notes on or after the respective due dates thereof;
     (iii) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture or Series Supplement or amendment of a Series Supplement, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Base Indenture or any Series Supplement or certain defaults hereunder and their consequences provided for in this Base Indenture or any Series Supplement;
     (iv) modify or alter the provisions of Section 16.3 of this Base Indenture or any Series Supplement regarding the voting of Notes held by the Issuer, any Seller or an Affiliate thereof;
     (v) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required to direct the Trustee to sell or liquidate the Trust Estate pursuant to Section 11.4 if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;
     (vi) modify any provision of this proviso to Section 14.2, except to increase any percentage specified herein or to provide that certain additional provisions of this Base Indenture or any Series Supplement cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;
     (vii) modify any of the provisions of this Base Indenture or any Series Supplement in such manner as to affect in any material adverse respect the rights of the

Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in this Base Indenture or any Series Supplement; or
     (viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any material part of the Trust Estate for the Notes (except for Permitted Encumbrances) or, except as otherwise permitted or contemplated in this Base Indenture or any Series Supplement, terminate the lien of this Indenture on any material portion of such collateral at any time subject hereto or deprive any Secured Party of any material portion of the security provided by the lien of this Base Indenture or any Series Supplement;
provided, further, that no amendment will be permitted if it would result in a Taxable Event to any Noteholder, unless such Noteholder’s consent is obtained as described above.
     Notwithstanding anything in Sections 14.1 and 14.2 to the contrary, the Series Supplement with respect to any Series may be amended with respect to the items and in accordance with the procedures provided in such Series Supplement.
     It shall not be necessary for any consent of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Note shall be subject to such reasonable requirements as the Trustee may prescribe.
     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture, amendment to this Base Indenture, or any Series Supplement pursuant to this Section, the Trustee shall mail to each Holder of the Notes of all Series (or with respect to an amendment of a Series Supplement, to the Noteholder of the applicable Series), to any related Enhancement Provider and to each Rating Agency rating any affected Series a notice setting forth in general terms the substance of such supplemental indenture, amendment to this Base Indenture, or any Series Supplement. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     Section 14.3. Execution of Supplemental Indentures. In executing any supplemental indenture permitted by this Article 14 or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and subject to Section 12.1, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized, permitted or not prohibited (as the case may be) by this Indenture. Such Opinion of Counsel may be subject to reasonable qualifications and assumptions of fact. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
     Section 14.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this

Indenture of the Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 14.5. [Reserved].
     Section 14.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 14 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared, executed, authenticated and delivered by the Trustee in exchange for outstanding Notes.
     Section 14.7. Series Supplements. The initial effectiveness of each Series Supplement shall be subject to the satisfaction of the Rating Agency Condition with respect to such Series Supplement (or, if there is no applicable Rating Agency, if the Funding Agent consents in writing). In addition to the manner provided in Sections 14.1 and 14.2, each Series Supplement may be amended as provided in such Series Supplement.
     Section 14.8. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Issuer may fix a record date for determining which Noteholders must consent to such amendment or waiver.
     Section 14.9. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.
     Section 14.10. The Trustee to Sign Amendments, etc. The Trustee shall sign any Series Supplement authorized pursuant to this Article 14 if the Series Supplement does not adversely affect in any material respect the rights, duties, liabilities or immunities of the Trustee. If any Series Supplement does have such a materially adverse effect, the Trustee may, but need not, sign it. In signing such Series Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 12.1, shall be fully protected in relying upon, a Cofina Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such Series Supplement is authorized, permitted or not prohibited (as the case may be) by this Indenture and that it will be valid and binding upon the Issuer in accordance with its terms.

ARTICLE 15.
REDEMPTION AND REFINANCING OF NOTES
     Section 15.1. Redemption and Refinancing. If specified in a Series Supplement, the Notes of any Series are subject to redemption as specified in the related Series Supplement or at the direction of the Servicer pursuant to Section 13.4, on any Settlement Date on which the Issuer exercises its option to refinance or the Servicer exercises its right to purchase the Trust Estate, in each case, for a purchase price equal to the Redemption Price; provided, however, that the Issuer has available funds sufficient to pay the Redemption Price. If the Notes of any Series are to be redeemed pursuant to this Section 15.1, the Issuer shall furnish notice of such election to the Trustee not later than 15 days prior to the Redemption Date and the Issuer shall deposit with the Trustee in the related Settlement Account the Redemption Price of the Notes of such Series to be redeemed whereupon all such redeemed Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 15.2 to each Holder of such Notes.
     Section 15.2. Form of Redemption Notice. Notice of redemption under Section 15.1 shall be given by the Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes of the Series to be redeemed, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.
     All notices of redemption shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price;
     (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 8.2); and
     (iv) that interest on the Notes shall cease to accrue on the Redemption Date.
     Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note to be redeemed shall not impair or affect the validity of the redemption of any other Note.
     Section 15.3. Notes Payable on Redemption Date. The Notes of any Series to be redeemed shall, following notice of redemption as required by Section 15.2 (in the case of redemption pursuant to Section 15.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE 16.
MISCELLANEOUS
     Section 16.1. Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee if requested thereby (i) a Cofina Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.
     Section 16.2. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Sellers or the Issuer, stating that the information with respect to such factual matters is in the possession of or known to the Servicer, the Sellers or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article 11.
     Section 16.3. Acts of Noteholders.
          (a) Wherever in this Indenture a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders. Notwithstanding anything in this Indenture to the contrary, none of the Sellers, the Issuer or any Affiliate of CFA shall have any right to vote with respect to any Note.
          (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 12.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.
          (c) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Trustee.
          (d) The ownership of Notes shall be proved by the Note Register.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any such Notes shall bind such Noteholder and the Holder of every Note and every subsequent Holder of such Notes issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
     Section 16.4. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to:
          (a) in the case of the Issuer, to 5500 Cenex Drive, St. Paul, Minnesota 55077, Attention: Sharon Barber;
          (b) in the case of the Servicer, to 5500 Cenex Drive, St. Paul, Minnesota 55077, Attention: Sharon Barber;
          (c) in the case of the Trustee, to the Corporate Trust Office;
          (d) in the case of any Enhancement Provider for, or Required Person with respect to, a particular Series, the address, if any, specified in the Series Supplement relating to such Series; and
          (e) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Series Supplement relating to such Series;
or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Series Supplement or otherwise expressly provided herein, any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Notes, by publication in the manner provided in the related Series Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, any notice to Noteholders shall be published in an authorized newspaper of general circulation in Luxembourg (which maybe the Luxembourger Wort or Zeitung) within the time period prescribed in this Indenture. Any notice so mailed or published, as the case may be, within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.
     The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.
     Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

     Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.
     If the Issuer mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.
     Section 16.5. Notices to Noteholders: Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner here in provided shall conclusively be presumed to have been duly given.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
     Section 16.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Trustee on behalf of the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are consented to by the Issuer (which consent shall not be unreasonably withheld). The Trustee will cause payments to be made and notices to be given in accordance with such agreements.
     Section 16.7. [Reserved].
     Section 16.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents and Cross-Reference Table are for convenience of reference only, are not to be considered a part hereof, and shall not affect the meaning or construction hereof.
     Section 16.9. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 16.10. Separability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture or Notes shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or rights of the Holders thereof.
     Section 16.11. Benefits of Indenture. Except as set forth in this Indenture, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.
     Section 16.12. Legal Holidays. In any case where the date on which any payment is due to any Secured Party shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) any such payment need not be made on such date, but may be made on the next succeeding Business Day and interest shall accrue for the period from and after any such nominal date to the date paid.
     Section 16.13. GOVERNING LAW; JURISDICTION. THIS INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS INDENTURE AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
     Section 16.14. Counterparts. This Indenture may be executed in any number of counterparts, and by different parties on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 16.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

     Section 16.16. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any Seller, the Servicer or the Trustee or (ii) any partner, owner, incorporator beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, any Seller, the Servicer or the Trustee, except (x) as any such Person may have expressly agreed and (y) nothing in this Section shall relieve any Seller or the Servicer from its own obligations under the terms of any Transaction Document. Nothing in this Section 16.16 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Trust Estate.
     Section 16.17. No Bankruptcy Petition Against the Issuer. Each of the Secured Parties and the Trustee by entering into the Indenture, any Enhancement Agreement, any Series Supplement or any Note Purchase Agreement (as defined in such Series Supplement) and in the case of a Noteholder and Note Owner, by accepting a Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, the termination of the Indenture and payment in full of all other obligations of the Issuer under the Transaction Documents, it will not institute against, or join with any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any of the Transaction Documents. In the event that any such Secured Party or the Trustee takes action in violation of this Section 16.17, the Issuer shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party or the Trustee against the Issuer or the commencement of such action and raising the defense that such Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 16.17 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving the Issuer. No obligations of the Issuer under this Indenture or any other Transaction Document shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer in the event that amounts are not paid in accordance with the priority of payments set forth in Section 5.4(c). All obligations of the Issuer to the Trustee and the Secured Parties are subject to the priorities of payments set forth in Section 5.4(c).
     Section 16.18. No Joint Venture. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Trustee.
     Section 16.19. Rule 144A Information. For so long as any of the Notes of any Series or any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer and the Servicer agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act if at the time of the request the Issuer is not a reporting company under Section 13 or Section 15(d) of the Exchange Act.

     Section 16.20. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Secured Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
     Section 16.21. Successors and Assigns; Third-Party Beneficiaries. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Secured Parties, and their respective successors and permitted assigns. Except as otherwise provided in this Article 16, no other Person will have any right or obligation hereunder.
     Section 16.22. Merger and Integration. Except as specifically stated otherwise herein, this Indenture sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Indenture.
     Section 16.23. Rules by the Trustee. The Trustee may make reasonable rules for action by or at a meeting of any Secured Parties.
     Section 16.24. Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.
     Section 16.25. Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Indenture or the Transaction Documents or any matter arising hereunder or thereunder.
     Section 16.26. Power of Attorney. The Issuer hereby authorizes the Trustee (for the benefit of the Secured Parties) and irrevocably appoints the Trustee (acting on behalf of the Secured Parties) as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Issuer, which appointment is coupled with an interest, to take any and all steps in the name of the Issuer and on behalf of the Issuer necessary or desirable, in the determination of the Trustee to collect any and all amounts or portions thereof due under any and all Receivables or Related Security, including endorsing the name of the Issuer on checks and other instruments representing Collections and enforcing such Receivables, Related Security and the related Loan Documents.
[THIS SPACE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Trustee and the Issuer have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

COFINA FUNDING, LLC, as Issuer

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:
Title:
Base Indenture

EXHIBIT A
Form of Release and Reconveyance of Trust Estate

EXHIBIT A
TO BASE INDENTURE
Form of Release and Reconveyance of Trust Estate
RELEASE AND RECONVEYANCE OF TRUST ESTATE
     RELEASE AND RECONVEYANCE OF TRUST ESTATE, dated as of                     , ___, between Cofina Funding, LLC (the “Issuer”) and U.S. Bank National Association, a banking association organized and existing under the laws of the United States of America (the “Trustee”) pursuant to the Base Indenture referred to below.
W I T N E S S E T H:
     WHEREAS, the Issuer and the Trustee are parties to the Base Indenture dated as of August 10, 2005 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Base Indenture”);
     WHEREAS, pursuant to the Base Indenture, upon the termination of the lien of the Base Indenture pursuant to Section 13.1 of the Base Indenture and after payment of all amounts due under the terms of the Base Indenture on or prior to such termination, the Trustee shall at the request of the Issuer reconvey and release the lien on the Trust Estate;
     WHEREAS, the conditions to termination of the Base Indenture pursuant to Sections 13.1 and 13.6 have been satisfied;
     WHEREAS, the Issuer has requested that the Trustee terminate the lien of the Indenture on the Trust Estate pursuant to Section 13.6; and
     WHEREAS, the Trustee is willing to execute such release and reconveyance subject to the terms and conditions hereof;
     NOW, THEREFORE, the Issuer and the Trustee hereby agree as follows:
     1. Defined Terms. All terms defined in the Base Indenture and used herein shall have such defined meanings when used herein, unless otherwise defined herein.
     2. Release and Reconveyance. (a) The Trustee does hereby release and reconvey to the Issuer, without recourse, representation or warranty, on and after ___, ___(the “Reconveyance Date”) all right, title and interest in the Trust Estate whether then existing or thereafter created, all monies due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charges) and all proceeds of such Trust Estate, except for amounts, if any, held by the Trustee or any Paying Agent pursuant to Section 13.5(b) of the Base Indenture.

     (b) In connection with such transfer, the Trustee does hereby release the lien of the Indenture on the Trust Estate and agrees, upon the request and at the expense of the Issuer, to sign any necessary or reasonably desirable UCC termination statements in connection therewith.
     3. Counterparts. This Release and Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
     4. Governing Law. THIS RELEASE AND RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the undersigned have caused this Release and Reconveyance of Trust Estate to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

COFINA FUNDING, LLC, as Issuer
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

EXHIBIT B
Form of Obligor Note

EXHIBIT C
Form of Lockbox Account Agreement
See Tab No. 9

EXHIBIT D
Form of Monthly Income Statement

EXHIBIT E
Form of Monthly Balance Sheet

EXHIBIT F
Form of Monthly Statement of Cash Flows
On File with the Servicer

Schedule I
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
     The Issuer hereby represents, warrants, and covenants as follows:
General
     1. The Indenture creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Receivables in favor of the Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.
     2. The Receivables constitute “accounts,” “general intangibles,” “instruments” or “tangible chattel paper,” within the meaning of UCC Section 9-102.
     3. Each Trust Account (and all subaccounts thereof) constitutes either a deposit account or a securities account.
     4. Each Seller has taken all steps necessary to perfect its security interest against the applicable Obligor in the property securing the Receivables that constitute chattel paper.
Creation
     5. The Issuer owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person, excepting only Permitted Encumbrances.
     6. Each Seller has received all consents and approvals to the sale of the Receivables under the Purchase Agreement or Purchase and Contribution Agreement required by the terms of the Receivables that constitute instruments or payment intangibles.
Perfection:
     7. The Issuer has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from each Seller to the Issuer, and the security interest in the Receivables granted to the Trustee hereunder.
     8. With respect to Receivables that constitute an instrument or tangible chattel paper, either:
(i) Such instruments or tangible chattel paper are in the possession of a custodian and the Trustee has received a written acknowledgment from such custodian that such custodian is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Trustee; or

(ii) A custodian received possession of such instruments or tangible chattel paper after the Trustee received a written acknowledgment from such custodian that such custodian is acting solely as agent of the Trustee; or
(iii) The Seller has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and the Issuer has caused, or will have caused within ten days of the effective date of the Purchase Agreement, the filing of financing statements against the Issuer and each Seller in favor of the Trustee in connection herewith describing such Receivables and containing a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Trustee.”
     9. With respect to each Trust Account (and all subaccounts thereof) that constitute deposit accounts, either:
(i) The Issuer has delivered to the Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Trustee directing disposition of the funds in the Trust Accounts (and any subaccounts thereof) without further consent by the Issuer; or
(ii) The Issuer has taken all steps necessary to cause the Trustee to become the account holder of the Trust Accounts (and any subaccounts thereof).
     10. With respect to each Trust Account (and all subaccounts thereof) that constitute securities accounts or securities entitlements, either:
(i) The Issuer has delivered to Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Trustee relating to the relevant Trust Account without further consent by the Issuer; or
(ii) The Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Trustee as the person having a security entitlement against the securities intermediary in each of the relevant Trust Accounts.
Priority
     11. Other than the transfer of the Receivables to the Issuer under the Purchase Agreement, the transfer to Cofina Financial, LLC under the Purchase and Contribution Agreement and the security interest granted to the Trustee pursuant to the Indenture, neither the Issuer nor any Seller has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or any Trust Account (or any subaccount thereof). Neither the Issuer nor the Seller has authorized the filing of, or is aware of any financing statements against the Issuer or the Seller that include a description of collateral covering the Receivables or any Trust Account (or any subaccount thereof) other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.
     12. Neither the Issuer nor any Seller is aware of any judgment, ERISA or tax lien filings against either the Issuer or any Seller.
Base Indenture

2

     13. None of the instruments or tangible chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee.
     14. No Trust Account (nor any subaccount thereof) is in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the securities intermediary of any Trust Account (or any subaccount thereof) to comply with entitlement orders of any person other than the Trustee.
     15. No Trust Account (nor any subaccount thereof) is in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the bank maintaining the Trust Accounts to comply with instructions of any person other than the Trustee.
     16. Survival of Perfection Representations. Notwithstanding any other provision of the Indenture or any other Transaction Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer’s rights to act as such) until such time as all Issuer Obligations under the Indenture have been finally and fully paid and performed.
     17. No Waiver. The parties to the Indenture: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the Perfection Representations; and (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.
     18. Servicer to Maintain Perfection and Priority. In order to evidence the interests of the Issuer and the Trustee under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including such actions as are requested by the Secured Party) to maintain and perfect, as a first-priority interest, the Issuer’s or the Trustee’s ownership or security interest in the Receivables and perfect the Issuer’s or the Trustee’s ownership or security interest in collateral covering the Receivables or any Trust Account (or any subaccount thereof). The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Trustee for the Trustee’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect as a first-priority interest the Trustee’s security interest in the Trust Estate. The Trustee’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Issuer, any Seller or the Trustee where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Trustee. The Trustee may require, prior to authorizing or filing any such termination, partial termination, release, partial release or amendment, that Servicer provide an Opinion of Counsel that such filings are authorized under the Transaction Documents.
Base Indenture

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Section 16.18. No Joint Venture	110

Section 16.19. Rule 144A Information	110

Section 16.20. No Waiver; Cumulative Remedies	111

Section 16.21. Successors and Assigns; Third-Party Beneficiaries	111

Section 16.22. Merger and Integration	111

Section 16.23. Rules by the Trustee	111

Section 16.24. Duplicate Originals	111

Section 16.25. Waiver of Trial by Jury	111

Section 16.26. Power of Attorney	111
     Exhibits:
Exhibit A:          Form of Release Reconveyance of Trust Estate
Exhibit B:          Form of Obligor Note
Exhibit C:          Form of Lockbox Account Agreement
Exhibit D:          Form of Monthly Income Statement
Exhibit E:          Form of Monthly Balance Sheet
Exhibit F:          Form of Monthly Statement of Cash Flows
Schedules:
Schedule I:       Perfection Representations, Warranties and Covenants

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